                                               COMPLETE APPRAISAL IN A
                                               SELF CONTAINED APPRAISAL REPORT

                                               LAKESHORE BUSINESS CENTER 3
                                               3125 West Commercial Boulevard
                                               Broward County
                                               Ft. Lauderdale, Florida  33309

                                               PREPARED FOR:
                                               Mr. Neil Mitchell
                                               NTS
                                               10172 Linn Station Road
                                               Louisville, Kentucky  40223

                                               EFFECTIVE DATE OF THE APPRAISAL:
                                               December 31, 2001

                                               INTEGRA REALTY RESOURCES
                                               KENTUCKY-SOUTHERN INDIANA
                                               FILE NUMBER: 0700-0027-01-LOU (U)

January 31, 2002


Mr. Neil Mitchell
NTS
10172 Linn Station Road
Louisville, Kentucky  40223

SUBJECT:          Market Value Appraisal
                  Lakeshore Business Center 3
                  3125 West Commercial Boulevard
                  Broward County
                  Ft. Lauderdale, Florida  33309
                  Integra Realty Resources File No. 0700-0027-01-LOU (U)

Dear Mr. Mitchell:

We are pleased to transmit the self-contained report of a complete appraisal that was prepared on the referenced properties. The purpose of this appraisal is to derive an opinion of the market value of the leased fee estate of the property as of December 31, 2001, the effective date of the appraisal. Our opinion of market value is premised upon the assumptions and limiting conditions beginning on Page 3. The definition of market value is in Addendum A.

This report is intended to comply with the reporting requirements set forth under Standard Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice for a summary appraisal report. As such, it presents only summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the opinion of value. Supporting documentation concerning the data, reasoning, and analyses is retained in our file. The property was previously valued in December 1999 and is noted as Integra Chapman & Bell File Number 0300-46-99 LOU (G) dated June 23, 2000 as a partially developed office building. The depth of discussion contained in this report is specific to the needs of the client and for the intended use as noted herein.

Lakeshore 3 has 3.563 acres. The gross building areas of Lakeshore 3 is 41,406 square feet based on a physical inspection and plans.

Mr. Neil Mitchell
NTS
January 31, 2002
Page 2


Based on the analyses and conclusions in the accompanying report, and subject to the definitions, assumptions, and limiting conditions expressed in this report, it is our opinion that the market value of the leased fee estate of the subject, as of December 31, 2001, is

                                   LAKESHORE 3
                   FOUR MILLION TWO HUNDRED THOUSAND DOLLARS
                                  ($4,200,000).

The preceding value conclusion is subject to the following extraordinary assumptions and limiting conditions.


1. Financing is available to a credit-worthy purchaser for the subject property.

2.   The subject property is environmentally clean.

3. At the client's request, a market study was not performed. A review of the current market trends was made and is discussed within the highest and best use and in Integra Realty Resources Kentucky-Southern Indiana's opinion meets the market study USPAP requirement.

4. For purpose of the appraisal the physical and economic conditions observed at the time of the inspection December 9, 2001 will be the basis of the valuation and assumed to be reflective as of the December 31, 2001 effective date.

5. The office building was approximately 28% finished as of the date of inspection. The cost for the initial tenant finish has not been subtracted from the "as is" value. The funds necessary for completion of the tenant finish, marketing and leasing commissions have not been subtracted from the value.

Mr. Neil Mitchell
NTS
January 31, 2002
Page 3


If you have any questions or comments, please contact the undersigned. Thank you for the opportunity to be of service.

Respectfully submitted,

INTEGRA REALTY RESOURCES KENTUCKY-SOUTHERN INDIANA



Mark E. Mitchell, MAI                    George M. Chapman, MAI, SRA, CRE
Certified General Real Estate Appraiser Certified General Real Estate Appraiser Florida General Temporary Practice Permit
Certificate #0001776



INTEGRA REALTY RESOURCES                                                                     TABLE OF CONTENTS
--------------------------------------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                                                                      PAGE NO.
CERTIFICATION..........................................................................................1
ASSUMPTIONS AND LIMITING CONDITIONS....................................................................3
SUMMARY OF SALIENT FACTS AND CONCLUSIONS...............................................................6
GENERAL INFORMATION....................................................................................7
     Identification of Subject.........................................................................7
     Current Ownership, Sales History, Status..........................................................7
     Purpose, Property Rights and Effective Date.......................................................7
     Intended Use of the Appraisal.....................................................................7
     Scope of Appraisal................................................................................7
ECONOMIC ANALYSIS......................................................................................9
     Neighborhood Analysis.............................................................................9
     Office Market Analysis...........................................................................12
PROPERTY ANALYSIS.....................................................................................20
     Description and Analysis of the Land.............................................................20
     Description and Analysis of the Improvements.....................................................23
     Real Estate Tax Analysis.........................................................................26
     Highest and Best Use Analyses....................................................................27
VALUATION ANALYSIS....................................................................................29
     Valuation Methodology............................................................................29
     Land Value Analysis..............................................................................30
     Cost Approach....................................................................................35
     Sales Comparison Approach........................................................................40
     Income Capitalization Approach...................................................................44
     Reconciliation...................................................................................54
ADDENDA
     Definitions....................................................................................Addendum A
     Legal Description..............................................................................Addendum B
     Subject Photographs............................................................................Addendum C
     Financial and Property Information.............................................................Addendum D
     Comparable Land Sales..........................................................................Addendum E
     Comparable Improved Sales......................................................................Addendum F
     DCF (ARGUS or Excel) Reports...................................................................Addendum G
     Letter of Authorization........................................................................Addendum H
     Qualifications of Appraiser(s).................................................................Addendum I
     Integra Realty Resources, Inc. Corporate Profile...............................................Addendum J


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LAKESHORE BUSINESS CENTER 3       (C) 2002 BY INTEGRA KENTUCKY REALTY RESOURCES

INTEGRA REALTY RESOURCES                                          CERTIFICATION
-------------------------------------------------------------------------------

CERTIFICATION

     We certify that, to the best of our knowledge and belief:

     1.   The statements of fact contained in this report are true and correct.

     2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, impartial, and unbiased professional analyses, opinions, and conclusions.

     3. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest with respect to the parties involved.

     4. We have no bias with respect to the property that is the subject of this report or the parties involved with this assignment.

     5. Our engagement in this assignment was not contingent upon developing or reporting predetermined results.

     6. Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

     7. Our analyses, opinions, and conclusions have been developed, and this report has been prepared, in compliance with the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute, in conformity with the Uniform Standards of Professional Appraisal Practice (USPAP) as promulgated by the Appraisal Standards Board of The Appraisal Foundation, and in accordance with the appraisal-related mandates within Title XI of the Federal Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA).

     8. Mark E. Mitchell, MAI made a personal inspection of the property that is the subject of this report on December 10, 2001. George M. Chapman, MAI, SRA, CRE has not personally inspected the subject.

     9. No one has provided significant professional assistance to the persons signing this report.

     10. This appraisal is not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

     11. The appraisers have not relied on unsupported conclusions relating to characteristics such as race, color, religion, national origin, gender, marital status, familial status, age, receipt of public assistance income, handicap, or an unsupported conclusion that homogeneity of such characteristics is necessary to maximize value.

     12. It is our opinion that the subject does not include any enhancement in value as a result of any natural, cultural, recreational or scientific influences retrospective or prospective.


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LAKESHORE BUSINESS CENTER 3                                              PAGE 1

INTEGRA REALTY RESOURCES                                          CERTIFICATION
-------------------------------------------------------------------------------


        13. We have extensive experience in appraising properties similar to the subject and are in compliance with the Competency Rule of USPAP.

        14. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

        15. As of the date of this appraisal, Mark E. Mitchell, MAI and George M. Chapman, MAI, SRA, CRE have completed the requirements of the continuing education program of the Appraisal Institute.




Mark E. Mitchell, MAI                           George M. Chapman, MAI, SRA, CRE
Certified General Real Estate Appraiser         Certified General Real Estate
Florida General Temporary Practice Permit       Appraiser
Certificate #0001776












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LAKESHORE BUSINESS CENTER 3                                              PAGE 2

INTEGRA REALTY RESOURCES                    ASSUMPTIONS AND LIMITING CONDITIONS
-------------------------------------------------------------------------------


ASSUMPTIONS AND LIMITING CONDITIONS

In conducting this appraisal, we have assumed, except as otherwise noted in our report, as follows:

1. The title is marketable and free and clear of all liens, encumbrances, encroachments, easements and restrictions. The property is under responsible ownership and competent management and is available for its highest and best use.

2. There are no existing judgments or pending or threatened litigation that could affect the value of the property.

3. There are no hidden or undisclosed conditions of the land or of the improvements that would render the property more or less valuable. Furthermore, there is no asbestos in the property.

4. The property is in compliance with all applicable building, environmental, zoning, and other federal, state and local laws, regulations and codes.

Our appraisal report is subject to the following limiting conditions, except as otherwise noted in our report.

1. An appraisal is inherently subjective and represents our opinion as to the value of the property appraised.

2. The conclusions stated in our appraisal apply only as of the effective date of the appraisal, and no representation is made as to the affect of subsequent events.

3. No changes in any federal, state or local laws, regulations or codes (including, without limitation, the Internal Revenue Code) are anticipated.

4. No environmental impact studies were either requested or made in conjunction with this appraisal, and we reserve the right to revise or rescind any of the value opinions based upon any subsequent environmental impact studies. If any environmental impact statement is required by law, the appraisal assumes that such statement will be favorable and will be approved by the appropriate regulatory bodies.

5. We are not required to give testimony or to be in attendance in court or any government or other hearing with reference to the property without written contractual arrangements having been made relative to such additional employment.

6. We have made no survey of the property and assume no responsibility in connection with such matters. Any sketch or survey of the property included in this report is for illustrative purposes only and should not be considered to be scaled accurately for size. The appraisal covers the property as described in this report, and the areas and dimensions set forth are assumed to be correct.

7. No opinion is expressed as to the value of subsurface oil, gas or mineral rights, if any, and we have assumed that the property is not subject to surface entry for the exploration or removal of such materials, unless otherwise noted in our appraisal.


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LAKESHORE BUSINESS CENTER 3                                              PAGE 3

INTEGRA REALTY RESOURCES                    ASSUMPTIONS AND LIMITING CONDITIONS
-------------------------------------------------------------------------------


8. We accept no responsibility for considerations requiring expertise in other fields. Such considerations include, but are not limited to, legal descriptions and other legal matters, geologic considerations, such as soils and seismic stability, and civil, mechanical, electrical, structural and other engineering and environmental matters.

9. The distribution of the total valuation in this report between land and improvements applies only under the reported highest and best use of the property. The allocations of value for land and improvements must not be used in conjunction with any other appraisal and are invalid if so used. This appraisal report shall be considered only in its entirety. No part of this appraisal report shall be utilized separately or out of context.

10. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraisers, or any reference to the Appraisal Institute) shall be disseminated through advertising media, public relations media, news media or any other means of communication (including without limitation prospectuses, private offering memoranda and other offering material provided to prospective investors) without the prior written consent of the appraisers.

11. Information, estimates and opinions contained in this report, obtained from sources outside of the office of the undersigned, are assumed to be reliable and have not been independently verified.

12. Any income and expense estimates contained in this appraisal report are used only for the purpose of estimating value and do not constitute predictions of future operating results.

13. No assurance is provided that the methodology and/or results of the appraisal will not be successfully challenged by the Internal Revenue Service. In particular, the methodology for appraising certain types of properties, including without limitation, government subsidized housing, which has been the subject of debate.

14. If the property is subject to one or more leases, any estimate of residual value contained in the appraisal may be particularly affected by significant changes in the condition of the economy, of the real estate industry, or of the appraised property at the time these leases expire or otherwise terminate.

15. No consideration has been given to personal property located on the premises or to the cost of moving or relocating such personal property; only the real property has been considered.

16. The current purchasing power of the dollar is the basis for the value stated in our appraisal; we have assumed that no extreme fluctuations in economic cycles will occur.

17. The value found herein is subject to these and to any other assumptions or conditions set forth in the body of this report but which may have been omitted from this list of assumptions and limiting conditions.


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LAKESHORE BUSINESS CENTER 3                                              PAGE 4

INTEGRA REALTY RESOURCES                    ASSUMPTIONS AND LIMITING CONDITIONS
-------------------------------------------------------------------------------


18. The analyses contained in this report necessarily incorporate numerous estimates and assumptions regarding property performance, general and local business and economic conditions, the absence of material changes in the competitive environment and other matters. Some estimates or assumptions, however, inevitably will not materialize, and unanticipated events and circumstances may occur; therefore, actual results achieved during the period covered by our analysis will vary from our estimates, and the variations may be material.

19. The Americans with Disabilities Act (ADA) became effective January 26, 1992. We have not made a specific survey or analysis of this property to determine whether the physical aspects of the improvements meet the ADA accessibility guidelines. In as much as compliance matches each owner's financial ability with the cost to cure the non-conforming physical characteristics of a property, we cannot comment on compliance to ADA. Given that compliance can change with each owner's financial ability to cure non-accessibility, the value of the subject does not consider possible non-compliance. Specific study of both the owner's financial ability and the cost to cure any deficiencies would be needed for the Department of Justice to determine compliance.

20. This appraisal report has been prepared for the exclusive benefit of NTS, 10172 Linn Station Road, Louisville, Kentucky. It may not be used or relied upon by any other party. All parties who use or rely upon any information in this report without our written consent do so at their own risk.

21. No studies have been provided to us indicating the presence or absence of hazardous materials on the site or in the improvements, and our valuation is predicated upon the property being free and clear of any environment hazards.

22. We have not been provided with any evidence or documentation as to the presence or location of any flood plain areas and/or wetlands. Wetlands generally include swamps, marshes, bogs, and similar areas. We are not qualified to detect such areas. The presence of flood plain areas and/or wetlands may affect the value of the property, and the value conclusion is predicated on the assumption that wetlands are non-existent or minimal.

The value conclusion is subject to the following extraordinary assumptions and limiting conditions.

1. Financing is available to a credit-worthy purchaser for the subject property.
2.       The subject property is environmentally clean.
3. At the client's request, a market study was not performed. A review of the current market trends was made and is discussed within the highest and best use and in Integra Realty Resources Kentucky-Southern Indiana's opinion meets the market study USPAP requirement.
4. For purpose of the appraisal the physical and economic conditions observed at the time of the inspection December 9, 2001 will be the basis of the valuation and assumed to be reflective as of the December 31, 2001 effective date.
5. The office building was approximately 28% finished as of the date of inspection. The cost for the initial tenant finish has not been subtracted from the "as is" value. The funds necessary for completion of the tenant finish, marketing and leasing commissions have not been subtracted from the value.


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LAKESHORE BUSINESS CENTER 3                                              PAGE 5

INTEGRA REALTY RESOURCES               SUMMARY OF SALIENT FACTS AND CONCLUSIONS
-------------------------------------------------------------------------------


                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS


                                 OFFICE BUILDING
                                 ---------------
PROPERTY                                                LAKESHORE BUSINESS CENTER 3
                                                        3125 West Commercial Boulevard
                                                        Broward County
                                                        Ft. Lauderdale, Florida 33309

CENSUS TRACT NUMBER                                     602.02 (City of Ft. Lauderdale)
PROPERTY TAX IDENTIFICATION NUMBER (S)                  19218-16-04200

EFFECTIVE DATE OF THE APPRAISAL                         December 31, 2001
DATE OF THE REPORT                                      January 31, 2002

OWNER OF RECORD                                         NTS
LAND AREA                                               155,204 SF (3.563 acres) based on survey
GROSS BUILDING AREA (GBA)                               41,406 SF
NET RENTABLE AREA (NRA)                                 38,897 SF
CURRENT OCCUPANCY                                       38%
YEAR BUILT                                              2000
ZONING DESIGNATION                                      CC - Commercial Center
FLOOD PLAIN MAP PANEL NUMBER AND DATE                   12011C0204F, August 18, 1992
FLOOD PLAIN DESIGNATION                                 Zone AH
REAL ESTATE TAXES, YEAR 2001                            $57,642, Status: Paid
HIGHEST AND BEST USE AS IMPROVED                        Continued
PROPERTY RIGHTS APPRAISED                               Leased fee estate
ESTIMATED EXPOSURE TIME AND
     MARKETING PERIOD                                   12 months, 12 months

MARKET VALUE INDICATIONS                                $4,900,000
     COST APPROACH
     SALES COMPARISON APPROACH                          $4,100,000
     INCOME CAPITALIZATION APPROACH
         DISCOUNTED CASH FLOW ANALYSIS (DCF)            $4,200,000
MARKET VALUE CONCLUSION                                 $4,200,000, $107.98 PER SQUARE FOOT




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LAKESHORE BUSINESS CENTER 3                                              PAGE 6

INTEGRA REALTY RESOURCES                                    GENERAL INFORMATION
-------------------------------------------------------------------------------

GENERAL INFORMATION

     IDENTIFICATION OF SUBJECT
              The subject consists of Lakeshore Business Center 3 with 3.563 acres. The gross building area of Lakeshore 3 is 41,406 square feet. The street address is 3125 West Commercial Boulevard, Ft. Lauderdale, Florida 33309. It is further identified by the assessment office as 19218-16-04200. A complete legal description of the property is in Addendum B. Photographs of the subject are in Addendum C.

     CURRENT OWNERSHIP, SALES HISTORY, STATUS
         Lakeshore 3 is owned by NTS Ft. Lauderdale Office Joint Venture. To the best of our knowledge, no other sale or transfer of ownership has occurred within the past three years, and as of the effective date of this appraisal, the property is not subject to an agreement of sale or option to buy, nor is it listed for sale.

     PURPOSE, PROPERTY RIGHTS AND EFFECTIVE DATE
         The purpose of this appraisal is to derive our opinion of the market value of the leased fee interest of the subject as of the effective date of the appraisal, December 31, 2001. Unless otherwise stated, all factors pertinent to a determination of value have been considered as of this date. The property was inspected on December 10, 2001 by Mark
         E. Mitchell, MAI.

     INTENDED USE OF THE APPRAISAL
         This appraisal report has been prepared for Mr. Neil Mitchell, NTS, 10172 Linn Station Road, Louisville, Kentucky for use in portfolio valuation. It is not intended for any other use.

     SCOPE OF APPRAISAL
         As part of this appraisal, we have completed the following steps to gather, confirm, and analyze the data.

         >> Physically inspected the subject and the surrounding neighborhood.

         >> Collected factual information about the subject and the surrounding market and confirmed that information with various sources.

         >> Prepared a highest and best use analysis of the subject site as though vacant and of the subject as improved.

         >> Collected and confirmed market information needed to consider the three traditional approaches to value: cost approach, sales comparison approach and income capitalization approach.

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LAKESHORE BUSINESS CENTER 3                                              PAGE 7

INTEGRA REALTY RESOURCES                                    GENERAL INFORMATION
-------------------------------------------------------------------------------


         >> Prepared a complete appraisal report setting forth the conclusion derived in this analysis as well as a summary of the information upon which the conclusions are based.

         This report involves a complete appraisal of the subject and conforms with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), the Appraisal Institute, and the appraisal guidelines set forth in the Financial Institutions Reform Recovery Enforcement Act (FIRREA). All of the traditional approaches to value have been considered in this appraisal. Additional information regarding the appraisal methods used can be found in the individual sections of this report. Pertinent definitions, including the definition of market value and property rights appraised, are in Addendum A.






















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LAKESHORE BUSINESS CENTER 3                                              PAGE 8

INTEGRA REALTY RESOURCES                                  NEIGHBORHOOD ANALYSIS
-------------------------------------------------------------------------------


ECONOMIC ANALYSIS

     NEIGHBORHOOD ANALYSIS

         LOCATION
              The subject is located on the northeast corner of Commercial Boulevard and 31st Avenue in the central portion of Broward County. The Florida Turnpike bound on the north by West Cypress Creek Road, on the east by Interstate 95, on the south by Oakland Park Boulevard, and on the west part of the neighborhood. The following is a neighborhood map outlining these boundaries and locating the subject property in its relationship to the City of Ft. Lauderdale. The neighborhood includes areas of Ft. Lauderdale, Oakland Park, Lauderdale Lakes, and unincorporated areas of Broward County. The major economic generators in the neighborhood includes the Ft. Lauderdale Executive Airport and various office, light industrial services, and retail along the major roadways. The neighborhood area is approximately 80% developed.

                                    [GRAPHIC]
















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LAKESHORE BUSINESS CENTER 3                                              PAGE 9

INTEGRA REALTY RESOURCES                                  NEIGHBORHOOD ANALYSIS
-------------------------------------------------------------------------------


         ACCESS
              Primary access to the neighborhood is from Interstate 95 and Florida Turnpike. Secondary access is from West Commercial Boulevard, N.W. 39th and 44th Streets.


         TRANSPORTATION
              Public transportation is provided by municipal bus service and is considered good.


         EMPLOYMENT
              Primary employment centers in the neighborhood consist of the major offices, leased and owner occupied.


         PUBLIC SERVICES
              Schools, fire and police protection are all considered good for the neighborhood.


         LAND USE
              Neighborhood land uses include a mix of office, parking, commercial, industrial and limited residential. Other land use characteristics are summarized in the following outline format.


                PREDOMINANT AGE OF IMPROVEMENTS                               10 years

                PREDOMINANT QUALITY AND CONDITION                             Average

                APPROXIMATE PERCENT DEVELOPED                                 80%

                                                                              Stable growth-Infill
                LIFE CYCLE STAGE                                              development and periphery
                                                                              development on west

                INFRASTRUCTURE/PLANNING                                       Good

                PREDOMINANT LOCATION OF UNDEVELOPED LAND                      Western area

                PREVAILING DIRECTION OF GROWTH                                Western area

                SUBJECT'S IMMEDIATE SURROUNDING LAND USE
                             NORTH       Office/Commercial
                                  SOUTH Retail
                                 EAST Commercial
                             WEST        Office/Commercial




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LAKESHORE BUSINESS CENTER 3                                             PAGE 10

INTEGRA REALTY RESOURCES                                  NEIGHBORHOOD ANALYSIS
-------------------------------------------------------------------------------

         OUTLOOK AND CONCLUSIONS
              In summary, the neighborhood is in high demand for retail and office uses as demonstrated by the occupancy and rent levels. The neighborhood is nearing the end of the growth phase and is entering the stability phase. New development will occur in infill locations. Utilities are reasonably adequate and available in developed areas.

              The neighborhood is in the stable to growth stage of its life cycle. Recent development activity has been located on the western portion of the neighborhood. Given the history of the neighborhood and the growth trends, it is our opinion that the values in the subject neighborhood are expected to increase in the near future.





























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LAKESHORE BUSINESS CENTER 3                                             PAGE 11

INTEGRA REALTY RESOURCES                                 OFFICE MARKET ANALYSIS
-------------------------------------------------------------------------------



     OFFICE MARKET ANALYSIS
         The strength of any market depends on supply and demand. The following analysis addresses the types of office properties, and national and local investment trends. However, the primary concern is to discover the conditions affecting the subject's specific market. Supply and demand in this submarket directly affects the subject's value, as well as its potential exposure time and marketing period.


         OFFICE PROPERTY CLASSIFICATIONS
              For the purpose of investment analysis, office space is classified into one of three categories: Classes A, B, and C. These categories are defined as follows.

              CLASS A - Generally regarded as the highest quality space available in the market, Class A buildings are typically of recent construction and are situated in prime locations. They are characterized by high quality construction and finishes, high occupancy levels, sophisticated amenities, and top rental rates. A+ properties would suggest "trophy" properties with the characteristics noted above.

              CLASS B - These office properties are regarded as modern (although not necessarily new) buildings, or old (i.e., Class C) structures recently renovated to modern standards. Good locations, reasonably high occupancy levels, and competitive rental rates characterize these buildings.

              CLASS C - The lowest quality office space available in the market is found in Class C buildings. These buildings are generally old but in fair condition. Rental rates are the lowest within the market, and amenities are minimal.

              Based on the age, location, and quality of construction of the subject, the market generally considers it a Class A office building. Each class of building is indirectly affected by the other classes, especially in weaker markets with a recessionary climate. Although we have considered all office space in the CBD submarket, our focus is on the class of competition that is most similar to the subject.


         INVESTMENT TRENDS
              Because of the size, design, quality, and location of the subject, it is likely to appeal to investors primarily on a national basis. While national factors may or may not be indicative of the subject's market area, the national trends exhibited are generally indicative of movement in all submarkets. Real estate is typically analyzed on a market-by-market basis. However, investors' purchase criteria are often applied to a variety of markets adjusted to reflect the strengths and weaknesses of the respective submarkets. Following is a summary of the national surveys prepared by Integra Realty Resources (IRR) and reported in Viewpoint 2001 - Real Estate Value Trends.




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LAKESHORE BUSINESS CENTER 3                                             PAGE 12

INTEGRA REALTY RESOURCES                                 OFFICE MARKET ANALYSIS
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                           NATIONAL CBD OFFICE MARKET

KEY INDICATORS                 YEAR END               YEAR END               YEAR END               YEAR END
                                 2000                   1999                   1998                   1997
---------------              ------------           ------------           ------------           ------------

                                           GOING-IN DISCOUNT RATE (IRR)
                                           ----------------------------

RANGE                         10.0%-14.0%            10.0%-14.0%            10.3%-14.0%           10.0%-14.0%

AVERAGE                          11.3%                  11.4%                  11.4%                 11.6%

CHANGE                            -10                    -0-                    -20                   -40
(BASIS POINTS)


                                           GOING-IN CAPITALIZATION RATE
                                           ----------------------------

RANGE                         8.1%-11.0%             8.0%-10.5%             7.5%-11.0%             8.0%-11.5%

AVERAGE                          9.2%                   9.3%                   9.3%                   9.5%

CHANGE                            -10                    -0-                    -20                   -30
(BASIS POINTS)


                                               MARKET RENT INFLATOR
                                               --------------------

RANGE                         2.0%-10.0%             2.0%-10.0%              2.0%-6.0%             2.0%-6.0%

AVERAGE                          3.0%                   3.4%                   3.6%                   3.5%

CHANGE                            -40                    -20                    +10                   +30
(BASIS POINTS)


                                               EXPENSE GROWTH RATE
                                               -------------------

RANGE                          2.5%-5.0%              2.5%-5.0%              2.0%-4.0%             2.5%-5.0%

AVERAGE                          3.1%                   3.3%                   3.6%                   3.4%

CHANGE                            -20                    -30                    +20                   -20
(BASIS POINTS)


                                          REVERSION CAPITALIZATION RATE
                                          -----------------------------

RANGE                         9.0%-12.5%             8.9%-12.5%             8.5%-11.0%             8.5%-12.0%

AVERAGE                          9.9%                   10.0%                  9.7%                  10.0%

CHANGE                            -10                    +30                    -30                   -10
(BASIS POINTS)


                   Source: Viewpoint 1998, 1999, 2000 and 2001


--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                             PAGE 13

INTEGRA REALTY RESOURCES                                 OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------


         OFFICE MARKET ANALYSIS SUMMARY
              The strength of any market depends on supply and demand. Based on the age, location, and quality of construction of the subject, the market generally considers it a Class B office building. each class of building is indirectly affected by the other classes, especially in weaker markets with a recessionary climate. The large subject market is known as Cypress Creek, which has 3.9 million square feet of office space. The overall occupancy for this submarket is 85% as of 2001 Q3. This is approximately 3% lower than the previous year. Although we have considered all office space in the Cypress Creek submarket of Ft. Lauderdale, our focus is on the class of competition that is most similar to the subject. The buildings have been culled using a survey by Torto-Wheaton with a criteria of a three-mile radius from the subject and construction date post 1980. The cross section analysis had a population of 29 buildings.


         MARKET OVERVIEW
              The market has had considerable growth with approximately 477,609 square feet constructed since 1988. The submarket has had average absorption of 35,524 square feet per year. Gross rent is defined as all expenses inclusive of the rent except personal electric. Gross rents have escalated 4.8% since 1988. Net rents defined as all expenses passed through to the tenant with exception of management and reserves and replacement. Net rents have increased 1.6% since 1988. The following map depicts the 3-mile radius from the submarket.


                                          New
                       Net Rentable   Construction                      Vacancy       Gross Rent
           Year           Area             sf        Absorption sf       Rate %          $/sf        Net Rent $/sf
           ----        ------------   ------------   -------------      -------       ----------     -------------

           1988          787,575          39,234         34,234          43.5%          $10.00          $11.64

           1989          850,255          62,680        140,300          18.9%          $13.18          $11.47

           1990          940,624          90,369         37,368          17.4%          $10.25          $11.54

           1991          940,624               0         -3,000          28.4%          $14.00          $11.56

           1992          940,624               0         32,000          21.6%          $11.20           $9.37

           1993          940,624               0         15,213          18.7%          $12.04           $9.03

           1994          940,624               0          6,610          17.5%          $12.26           $9.07

           1995          940,624               0         44,385           8.6%          $14.90           $9.34

           1996          940,624               0         -2,080           8.2%          $13.50          $10.14

           1997          979,624          39,000         16,231           9.9%          $16.38          $11.41

           1998          979,624               0        -11,942          11.2%          $15.51          $11.78

           1999        1,227,960         248,336        279,148           9.7%          $15.26          $12.59

           2000        1,265,184          37,224          7,527          11.7%          $20.90          $13.21

           2001        1,265,184               0        -98,661          19.5%          $18.44          $14.42


Source:  Torto Wheaton Survey December 2001

Note: Based on survey of 29 office buildings with 3 miles of subject, criteria built after 1980 and greater than 10,000 sf



-------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                             PAGE 14

INTEGRA REALTY RESOURCES                                 OFFICE MARKET ANALYSIS
-------------------------------------------------------------------------------


        MARKET AREA 3-MILE RADIUS




                                  [GRAPHIC MAP]
























-------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                             PAGE 15

INTEGRA REALTY RESOURCES                                 OFFICE MARKET ANALYSIS
-------------------------------------------------------------------------------

              As noted previously, the subject is in the Cypress Creek office market and is impacted by overall economic market conditions for this general area. The market had a construction boom in 1999 and was able to quickly absorb the new space without impacting the existing space. Rent levels during this period increased at rates at or exceeding the consumer price index (CPI) and equivalent to overall rents in the market.


         SUPPLY ANALYSIS

              AGE OF IMPROVEMENTS
                  The general age of the most competitive buildings in the market area ranges from 10 to 30 years.


              SIZE OF SUBMARKET
                  As of 2001 3Q, the size of the market area is estimated to be
                  1.265 million square feet. Over the past 3 years, the market has grown 285,560 square feet.


              OCCUPANCY
                  As of 2001 3Q, the market overall occupancy rate is estimated to be 80.5%, according to the Torto-Wheaton survey. Over the past 3 years, the overall occupancy rate has changed from 88.8 % in 1998. The decrease in occupancy is due primarily to the lack of demand because of economic conditions.

















-------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                             PAGE 16

INTEGRA REALTY RESOURCES                                 OFFICE MARKET ANALYSIS
-------------------------------------------------------------------------------


               OFFICE MARKET NET EFFECTIVE RENTS AND VACANCY RATE


                                  [LINE GRAPH]































-------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                             PAGE 17

INTEGRA REALTY RESOURCES                                 OFFICE MARKET ANALYSIS
-------------------------------------------------------------------------------


              NEW AND PROPOSED CONSTRUCTION
                  As noted in the submarket overview, there has been approximately 300,000 square feet constructed since 1999. The following is a sample of four newer buildings and the average monthly absorption. The absorption on a building basis has a range from 1,189 square feet to 8,667 square feet. Lakeshore 3 the most recently constructed building has had the slowest absorption. From interviews with local brokers and market observation the lower absorption for Lakeshore 3 is due to current economic conditions.


                                                                                        TIME TO
                                                                                        REACH
                                                                         ABSOPRTION     STABILIZED   GLA SF PER
      BUILDING             ADDRESS            YEAR BUILT   SIZE GLA      SF             (MONTHS)     MONTH       MARKET TREND
      --------             -------            ----------   --------      ----------     ----------   ----------  ------------

1700 Spectrum Way    1700 NW 49th Street         1999       50,000       48,000            9         5,333          +

1800 Spectrum Way    1800 NW 49th Street         1999       52,000       52,000            6         8,667          +

Spectrum Office      1700 NW 49th Street         1999       72,000       68,000            9         7,556          +

Lakeshore 3          West Commercial Blvd        2000       39,261       14,269           12         1,189          -


Source: Broker Interviews
Interviews

                      Lakeshore 3, the subject, is the most recently constructed building and has had the slowest absorption. From interviews with local brokers and market observation the slower absorption for Lakeshore 3 is due to current economic conditions.

                      The subject is presently 38% occupied with 28,118 square feet of vacant space. Based on current absorption trends the subject will reach a stabilized occupancy in approximately 20 months based on its historic occupancy. Optimistically, an average absorption of the four buildings would indicate a stabilized occupancy in 4 to 5 months. Based on current economic conditions, the subject's historic absorption trend will be given the greater weight in estimating the projected absorption. The subject is projected to reach a stabilized occupancy in approximately 12 to 18 months, which will be the basis of valuation.

                  UNDER CONSTRUCTION

                      Within the market, there are no new office buildings under construction.


              COMPETITIVE PROPERTIES
                  A summary of the office buildings considered to be direct competition for the subject is provided in the following chart.

--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                             PAGE 18

INTEGRA REALTY RESOURCES                                 OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------


                                        NRA                           ASKING         YEAR
        BUILDING/LOCATION              (SF)          OCCUPANCY        RENT/SF        BUILT          COMMENTS
        -----------------              ----          ---------        -------        -----          --------

2101 Building/2101 West               94,980           82%            $13.00                  Slightly superior
Commercial Blvd

Avion Corp. Center/2200 West          66,908           98%            $12.00                  Equal
Commercial Blvd

Commercial PlaceI/3230 West           90,370           98%            $14.00                  Equal
Commercial Blvd

Commercial Place II/3250 West         83,336           85%          $12.00 to       1999      Superior
Commercial Blvd                                                       $15.00

The Exchange/3303-3363 W             173,814           93%            $12.00        1987      Equal
Commercial Blvd



         DEMAND ANALYSIS
                  The prospects for the market area to have increased demand for office users in the short term is unlikely because of the continued recession and decline in area employment. The likelihood of increased demand for office users in the long term is strong because of the lack of available land and market and regional demand for the Cypress Creek and Ft. Lauderdale submarket.


         OFFICE MARKET ANALYSIS SUMMARY
              Supply and demand factors indicate that in the short term, the office market will reflect an increase in the net absorption of office space as economic conditions stabilize. This should have a positive impact on the subject. Overall conditions for the subject should be stable. Lakeshore 1 and 2 occupancy levels have remained stable between 85% to 90% since 1990. We are of the opinion that the most likely buyer for the subject would be a regional or national buyer.


         EXPOSURE TIME AND MARKETING PERIOD
              Generally, exposure time relates to what has occurred (retrospective) and is occurring (current) in the market, whereas marketing period is a projection (prospective) of what is likely to occur in the market.

              Our estimated exposure time is 12 months, based primarily on interviews with commercial real estate brokers and market transactions.

              Assuming professional marketing to potential purchasers of the subject type at or near the market value concluded in this report, we estimate a marketing period of 12 months.


-------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                             PAGE 19

INTEGRA REALTY RESOURCES                   DESCRIPTION AND ANALYSIS OF THE LAND
-------------------------------------------------------------------------------


PROPERTY ANALYSIS

     DESCRIPTION AND ANALYSIS OF THE LAND
         The subject is located at the northeast corner of West Commercial Boulevard and Northwest 31st Avenue.


         PHYSICAL FEATURES

                LAND AREA                          3.563 acres or 155,204 square feet

                TOPOGRAPHY; DRAINAGE               Level; adequate

                ACCESS                             One curb cut along Northwest 31st Avenue and
                                                   West Commercial Boulevard

                FLOOD PLAIN

                COMMUNITY PANEL #                  12011C0204F, effective August 18, 1992.
                FLOOD ZONE                         Zone AH; refer to Addendum D.
                FLOOD INSURANCE                    Zone AH is an area in the 100-year
                                                   flood plain. The subject
                                                   improvements are 2 to 3 feet
                                                   above the 100-year flood
                                                   plain and have been approved
                                                   by the Broward County
                                                   Planning Commission.

                ENVIRONMENTAL HAZARDS

                Environmental evaluation is beyond our scope of expertise. A qualified engineer should be consulted on this matter. No obvious hazardous materials or conditions were observed during our inspection.

                GROUND STABILITY

                We were not furnished a soil analysis to review but predicate that the soil's load bearing capacity is sufficient to support the existing structure. We did not observe any evidence to the contrary during our inspection of the property.





-------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                             PAGE 20

INTEGRA REALTY RESOURCES                   DESCRIPTION AND ANALYSIS OF THE LAND
-------------------------------------------------------------------------------


         STREETS, ACCESS, FRONTAGE


          STREET                             WEST COMMERCIAL BOULEVARD         NW 31ST STREET
          ------                             -------------------------         --------------

          FRONTAGE                           80 feet                           240 feet

          PAVING                             Asphalt                           Asphalt

          CURBS/GUTTERS                      Yes                               Yes

          SIDEWALKS                          Yes                               Yes

          LANES                              4                                 3

          DIRECTION OF TRAFFIC               East to west                      North and south

          CONDITION                          Average                           Average

          TRAFFIC LEVELS                     Moderate/Heavy                    Moderate

          SIGNALS/TRAFFIC CONTROL            Yes                               Yes

          ACCESS                             Good                              Good

          VISIBILITY                         Good                              Good



         LEGAL


ZONING
------

DESIGNATION                        CC-Commercial Center per the City of Ft. Lauderdale.
PERMITTED USES                     CC-Commercial Center Office and general retail uses.
CONFORMANCE                        Based  on our  inspection,  a  review  of the  site  plans,  and a discussion with the zoning official, the
                                   current use of the site constitutes a legally
                                   permissible use that conforms to the current
                                   zoning ordinance.


EASEMENTS, ENCUMBRANCES, AND MORATORIA

We were not provided a current title report to review and are not aware of any easements, encroachments, or restrictions that would adversely affect the use of the site. A title search is recommended to determine whether any adverse conditions exist.

ENCROACHMENTS

We were not provided a survey. However, an inspection of the site revealed no apparent encroachment(s).


UTILITIES

All utilities are available to the site and adequately serve the existing improvements.


-------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                             PAGE 21

INTEGRA REALTY RESOURCES                   DESCRIPTION AND ANALYSIS OF THE LAND
-------------------------------------------------------------------------------


         SITE/PLAT MAP
































-------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                             PAGE 22

INTEGRA REALTY RESOURCES           DESCRIPTION AND ANALYSIS OF THE IMPROVEMENTS
-------------------------------------------------------------------------------

     DESCRIPTION AND ANALYSIS OF THE IMPROVEMENTS

         Lakeshore 3 is a two-story multi-tenant building. Approximately 38% of the building is finished. Lakeshore 3 is different from the other Lakeshore office buildings because it is designed as an office building only. 10% is partially finished with metal stud walls, the remainder of space has suspended ceiling and plumbing stubbed.


     EXTERIOR DESCRIPTION

NAME OF PROPERTY                                        Lakeshore 3

GENERAL PROPERTY TYPE                                   Office

YEAR BUILT                                              2000

SPECIFIC PROPERTY USE                                   Multiple tenancy

BUILDING CLASS                                          B

SIZE
  LAKESHORE 3
     GROSS BUILDING AREA (OFFICE) 41,406 square feet GROSS LEASABLE AREA 39,262 square feet BUILDING EFFICIENCY RATIO 94% (Includes a 15% load factor)
     SOURCE OF SQUARE FOOTAGE Plans and physical inspection
       INFORMATION

  STORIES                                               Two

  CONFIGURATION                                         Rectangular

  CURRENT OCCUPANCY                                     38% (10% of the space is being finished out)

  YEAR BUILT                                            2000

  ESTIMATED EFFECTIVE AGE                               New

  ESTIMATED PHYSICAL LIFE                               50 years

  TYPE/QUALITY OF CONSTRUCTION                          Class B, Office Buildings, good to average
                                                        quality (per Marshall Valuation Service)

  FOUNDATION                                            Reinforced concrete footings slab on grade.

  STRUCTURAL FRAME                                      Steel block

  EXTERIOR WALLS/WINDOWS                                Solar
                                                        reflective glass with
                                                        metal frame, tilt up
                                                        concrete.

  ROOF                                                  Three ply tar and gravel



-------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                             PAGE 23

INTEGRA REALTY RESOURCES           DESCRIPTION AND ANALYSIS OF THE IMPROVEMENTS
-------------------------------------------------------------------------------


  INTERIOR DESCRIPTION

    INTERIOR PARTITIONING      Typically drywall; firewalls, per
                               code, are constructed of steel or steel studs.

    FLOOR PLATE LAYOUT         Functional

    ENTRANCE LOBBY             Marble flooring, glass and chrome finishes
                               with wood accents.

    CEILING COVER              Typically suspended acoustic ceiling panels.

    WALL COVER                 Painted drywall and fabric with variations
                               to tenant specifications.

    FLOOR COVER                Primarily commercial-grade carpet with some
                               marble or granite tile and other variations to
                               tenant specifications.

    LIGHTING                   Suspended and recessed fluorescent and
                               incandescent lighting to tenant specifications.

    CONDITION                  Average

  EQUIPMENT AND MECHANICAL SYSTEMS

    HVAC                       Package roof top cooling system.

    ELECTRICAL                 Tenants vary by size. Common 200 amp per unit.

    PLUMBING Common area restrooms on each floor with 6 fixtures each. First floor rest rooms complete.
                               Second floor rest rooms are roughed in.

    FIRE PROTECTION            Wet sprinklers

    ELEVATORS                  1 hydraulic elevator 50fpm

    SECURITY SYSTEM            No detailed description was available.

    CONDITION                  Mechanical systems are assumed in good condition.









-------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                             PAGE 24

INTEGRA REALTY RESOURCES           DESCRIPTION AND ANALYSIS OF THE IMPROVEMENTS
-------------------------------------------------------------------------------


         SITE IMPROVEMENTS

PARKING

    NUMBER OF SPACES                     176 parking spaces
    SURFACE TYPE/CONDITION               Asphalt, good condition.
    PARKING RATIO                        4.52 spaces per 1000 SF
    ADEQUACY                             Typical of market, a shared parking
                                         agreement has not been provided,
                                         however, Lakeshore 2 parking lot is
                                         next to the subject and could be used
                                         for additional parking.

LANDSCAPING

Typical for a Class A or B office building

DRAINAGE AND RETENTION

Adequate; storm sewer drainage systems allow site water to be collected and drained through surface drains located in the parking lot areas and streets.


         IMPROVEMENTS ANALYSIS

CONDITION                            Average and typical for market

DEFERRED MAINTENANCE                 As of the date of inspection,
                                     the building finished space did not have
                                     deferred maintenance..

QUALITY OF CONSTRUCTION The quality of construction is average for the market.

FUNCTIONAL UTILITY                   Our inspection of the preliminary
                                     plans did not reveal any significant items
                                     of functional obsolescence.

ADA COMPLIANCE                       Assumed

ENVIRONMENTAL                        We are neither considered experts nor
                                     competent to assess environmental issues.
                                     Upon physical inspection of the site and
                                     improvements, no indication "to the
                                     untrained eye" of environmental hazard was
                                     found. Unless stated otherwise, we assume
                                     no hazardous conditions exist on or near
                                     the subject.




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LAKESHORE BUSINESS CENTER 3                                             PAGE 25

INTEGRA REALTY RESOURCES                                REAL ESTATE TAX ANALYSIS
--------------------------------------------------------------------------------

     REAL ESTATE TAX ANALYSIS
         For the current tax year, January 1, 2001 through December 31, 2001, the estimated real estate taxes for the subject are the assessed value of Lakeshore 3 of $2,192,520, then multiplied by the composite rate of
         25.0489 mills for a total of $54,920. Based on our valuation of the subject, the assessor's market value for this assessment fiscal year is reasonable. The real estate taxes in the pro forma will be estimated at $55,000 and increased at 2.5% through the 10-year pro forma.

--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                              PAGE 26

INTEGRA REALTY RESOURCES                           HIGHEST AND BEST USE ANALYSES
--------------------------------------------------------------------------------

     HIGHEST AND BEST USE ANALYSES

         PROCESS

              Before a property's value can be concluded, the highest and best use of the property must be determined for both the subject site as though vacant, and for the property as currently improved (if applicable). The highest and best use must be:

               - Legally permissible under the zoning laws and other
                 restrictions that applies to the site.

               - Physically possible for the site.

               - Economically feasible.

               - Capable of producing the highest net return on investment (i.e.
                 highest value) from among the possible, permissible and economically feasible uses.


         AS THOUGH VACANT

              LEGALLY PERMISSIBLE

                  Zoning codes, land use plans, easements, and private deed restrictions often restrict permitted uses. The site is zoned CC-Commercial Center which is for commercial uses. Permitted uses include commercial and office uses. Given prevailing land use patterns only office has been given further consideration in determining highest and best use of the site, as though vacant.


              PHYSICALLY POSSIBLE

                  The physical characteristics of the site should reasonably accommodate any use that is not restricted by its size of
                  3.563 acres, or 155,204 square feet. Engineering and environmental studies have been completed that suggest that there is no physical deterrent to this site's use as office.


              FINANCIALLY FEASIBLE

                  Based on the information discussed in the Office Market Analysis section of this report, there is currently demand for office property in the market area. The location is viable for commercial uses. The majority of activity along the Commercial Boulevard corridor in the past 36 months is new office. Office is in demand based on the historic vacancy rates reported in the market section of this report. In 2001, the market has been impacted by the national and regional recession which has impacted demand for office space reflected in the submarket area loss in occupied square feet and the subject's slower absorption. However, the site visibility would permit most commercial uses.

--------------------------------------------------------------------------------
LAKESHARE BUSINESS CENTER 3                                              PAGE 27

INTEGRA REALTY RESOURCES                           HIGHEST AND BEST USE ANALYSES
--------------------------------------------------------------------------------

              MAXIMALLY PRODUCTIVE

                  Office is the use that meets the previous three tests. Accordingly, it is concluded to be maximally profitable, and the highest and best use of the site, as though vacant.


         AS IMPROVED

              The subject site will be improved with an office building, which is the highest and best use of the site if it were vacant.


              LEGALLY PERMISSIBLE

                  Zoning codes, land use plans, easements, and private deed restrictions often restrict permitted uses. The site is zoned CC, which is for commercial uses. Permitted uses include multi-family, commercial and office uses. Only office and multi-family have been given further consideration in determining highest and best use of the site, as improved.


              PHYSICALLY POSSIBLE

                  The physical characteristics of the improvements reasonably accommodate the potential tenants. The building has been functional and has a unique and pleasant design. The site will have good access to the expressway and adequate parking for the occupants.


              FINANCIALLY FEASIBLE

                  Based on the information discussed in the Office Market Analysis section of this report, there is currently demand for office property in the market area, and an undetermined demand for residential space. Also, based on the analyses performed in the following sections of this report, land in the market is priced at a level that is considered competitive in today's economic climate. The subject has great access and visibility and with a unique design relative to the other Lakeshore office buildings that should attract quality tenants.


              MAXIMALLY PRODUCTIVE

                  Office use is the only use that meets the previous three tests. Accordingly, it is concluded to be maximally profitable, and the highest and best use of the site.

--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                              PAGE 28

INTEGRA REALTY RESOURCES                                   VALUATION METH0DOLOGY
--------------------------------------------------------------------------------


VALUATION ANALYSIS

     VALUATION METHODOLOGY
         The traditional methods of processing market data into a value indication include:

         >>       Cost Approach;

         >>       Sales Comparison Approach; and

         >>       Income Capitalization Approach.

         The cost approach assumes that the informed purchaser would pay no more than the cost of producing a substitute property with the same utility. This approach is particularly applicable when the improvements being appraised are relatively new and represent the highest and best use of the land, or when the property has unique or specialized improvements for which there is little or no sales data from comparable properties.

         The sales comparison approach assumes that an informed purchaser would pay no more for a property than the cost of acquiring another existing property with the same utility. This approach is especially appropriate when an active market provides sufficient reliable data that can be verified from authoritative sources. The sales comparison approach is less reliable in an inactive market, or when estimating the value of properties for which no real comparable sales data is available. It is also questionable when sales data cannot be verified with principals to the transaction.

         The income capitalization approach reflects the market's perception of a relationship between a property's potential income and its market value, a relationship expressed as a capitalization rate. This approach converts the anticipated benefits (dollar income or amenities) to be derived from the ownership of property into a value indication through capitalization. This approach is widely applied when appraising income-producing properties.

         We have used all three approaches to value (cost approach, sales comparison and income capitalization approaches) in the preparation of this report. The reconciliation at the end of this appraisal report discusses the relative strengths and weaknesses of each approach.

--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                              PAGE 29

INTEGRA REALTY RESOURCES                                     LAND VALUE ANALYSIS
--------------------------------------------------------------------------------

     LAND VALUE ANALYSIS
         In order to derive an opinion of the market value of the subject land, assuming the property is vacant and available for development to its highest and best use, we have assembled sales data for vacant sites in the area. After examining available sales data, we have selected four land sale transactions as most comparable for this analysis. After an adjustment process, which compensates for all significant differences between these sales and the subject, these sales provide an indication of the subject's land value.

         The following Summary of Comparable Land Sales displays the data pertinent to this analysis. The identified sale prices have been adjusted to cash-equivalency, when appropriate. At the end of the land value section is a Land Sales Grid, which provides relevant data and shows the appropriate adjustments. For each element of comparison, each sale is rated as being superior, similar, or inferior to the subject. A downward (negative) adjustment is applied for a superior rating, and an upward (positive) adjustment is made for an inferior rating; no adjustments are made for elements considered similar to the subject. Addendum E provides additional data about the comparable land sales.

         In analyzing the individual sales, the price per acre of land was selected as the operative unit of comparison. This is the unit of comparison most commonly quoted by brokers, sellers, and purchasers when discussing sales transactions and is considered the most relevant for the subject.


                        SUMMARY OF COMPARABLE LAND SALES

-----------------------------------------------------------------------------------------------------------------
                                                                                         Acres/
                                                      Sale                Sale            SF/       Price/ Acre
  No. Location                                        Date               Price                        of Land
=================================================================================================================

   1     Atlantic Loop                           August 3, 1998         $816,800          4.11        $198,735
         Ft. Lauderdale, Florida                                                        179,032
-----------------------------------------------------------------------------------------------------------------
   2     Caribbean Circle                          June 9,1998         $1,798,500         4.92        $365,549
         Ft. Lauderdale, Florida                                                        214,315
-----------------------------------------------------------------------------------------------------------------
   3     3300 N University                       February 4,1999       $1,750,000         5.95        $294,118
         Ft. Lauderdale, Florida                                                        259,182
-----------------------------------------------------------------------------------------------------------------
   4     West Commercial Boulevard                April 1, 1999         $528,405          2.43        $217,809
         Ft. Lauderdale, Florida                                                        105,681
-----------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                              PAGE 30

INTEGRA REALTY RESOURCES                                     LAND VALUE ANALYSIS
--------------------------------------------------------------------------------


         INTRODUCTION OF ADJUSTMENTS

              The adjustment process is typically applied through either quantitative or qualitative analysis. Quantitative adjustments are often developed as dollar or percentage amounts, while qualitative adjustments are simply expressed through relative comparison (i.e. significantly inferior). Quantitative adjustments are most applicable when the quality and quantity of data allows paired sales or statistical analysis. Given the availability of data and imperfect nature of the real estate market, participants most often rely on relative or qualitative comparisons.

              Combining the benefits of both qualitative and quantitative analysis, a blended adjustment technique is generally used. This is accomplished through pre-assigning quantitative adjustments for relative comparison. The following chart illustrates the blended adjustment technique.

                              --------------------------------------------------------------------
                                                      BLENDED ADJUSTMENTS
                              --------------------------------------------------------------------
                                   RELATIVE COMPARISONS            PRE-ASSIGNED QUANTITATIVE
                                                                           ADJUSTMENT
                              ================================ ===================================
                                     Slight Adjustment                         5%

                                    Moderate Adjustment                       10%

                                      Fair Adjustment                         15%

                                  Significant Adjustment                      20%

                                     Large Adjustment                       25% plus
                              -------------------------------- -----------------------------------

              Market participants can often identify superior or inferior characteristics when comparing properties. Without paired sales or statistical information, applying quantitative adjustments to reflect the differences is often problematic or subjective. For this analysis, the above listed quantitative adjustments reflect the need for slight, moderate, fair, significant, or large adjustments.


         ADJUSTMENTS

              Potential adjustments include the following categories, which typically affect sale prices. If a comparable sale significantly differs from the subject, an adjustment compensates for that difference. The resulting final adjusted sale price for each comparable is consequently a more accurate indicator of the subject's value.


              REAL PROPERTY RIGHTS CONVEYED

                  This adjustment is generally applied to reflect the transfer of property rights different from those being appraised, such as differences between properties owned in fee simple and in leased fee.

                  In this analysis, no adjustments are required.

--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                              PAGE 31

INTEGRA REALTY RESOURCES                                     LAND VALUE ANALYSIS
--------------------------------------------------------------------------------

              FINANCING TERMS

                  This adjustment is generally applied to a property that transfers with atypical financing, such as having assumed an existing mortgage at a favorable interest rate. Conversely, a property may be encumbered with an above-market mortgage, which has no prepayment clause or a very costly prepayment clause. Such atypical financing often plays a role in the negotiated sale price.

                  In this analysis, no adjustments are required.


              CONDITIONS OF SALE

                  This adjustment category reflects extraordinary motivations of the buyer or the seller to complete the sale. Examples include a purchase for assemblage involving anticipated incremental value, or a quick sale for cash. This adjustment category may also reflect a distress-related sale, a corporation recording at non-market price or significant buyer expenditures immediately after purchase.

                  If the previous adjustments are required, they are applied sequentially in the order indicated.


              TIME - MARKET CONDITIONS

                  Real estate values normally change over time. The rate of this change fluctuates due to investors' perceptions of prevailing market conditions. This adjustment category reflects market differences occurring between the effective date of the appraisal and the sales date of a comparable, when values have appreciated or depreciated.

                  In this analysis, no market condition was made because of the lack of supportive land sales and economic conditions.


              LOCATION

                  Location has a great impact on property values. This adjustment category considers general neighborhood influences as well as a property's accessibility and visibility from a main thoroughfare.

                  In this analysis, all of the sales were considered nearly equivalent in location. No adjustment has been made for location.


              PHYSICAL CHARACTERISTICS

                  This adjustment category generally reflects differences between the comparable and the subject in such areas as site size, configuration, availability of utilities, or topography.

                  In this analysis, no adjustments are required.
--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                              PAGE 32

INTEGRA REALTY RESOURCES                                     LAND VALUE ANALYSIS
--------------------------------------------------------------------------------

              USE

                  This adjustment category generally addresses any difference between the highest and best use of the subject and the comparable.

                  In this analysis, no adjustments are required. Even though the highest and best use of one sale differed from the subject, no difference could be identified.


         LAND VALUE CONCLUSION

              Based on the preceding adjustments, the four comparable land sales provide a range of value indications from $198,735 to $365,549 per acre, with an average of $269,053 per acre. The most comparable sales are 1, 3 and 4. Giving primary reliance to Sale 1, we have concluded a value for the subject site of $255,000 per acre. This results in an indicated site value calculated as follows:



              LAKESHORE 3 - 3.563 ACRES X $255,000/ACRE = $908,565 ROUNDED TO $900,000.















--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                              PAGE 33

INTEGRA REALTY RESOURCES                                     LAND VALUE ANALYSIS
--------------------------------------------------------------------------------



                                                    LAND SALES COMPARISON GRID - OFFICE
------------------------------------------------------------------------------------------------------------------------------------
      Integra Realty Resources                           LAKESHORE BUSINESS CENTER 3                                       Page 1
      Kentucky-Southern Indiana                         3125 West Commercial Boulevard
      File # 700lakes                                   Ft. Lauderdale, Florida 33309
------------------------------------------------------------------------------------------------------------------------------------
                    SUBJECT                1                        2                       3                        4
------------------------------------------------------------------------------------------------------------------------------------
KEY NUMBER        700lakeshore                        7792                     7793                    7794                  7791
NAME             LAKESHORE           Park of Commerce                                                         Storage World
                 BUSINESS CENTER 3
ADDRESS          3125 West           Atlantic Loop           Carribean Cir            3300 N University Dr    W Commercial
                 Commercial
                 Boulevard
CITY             Ft. Lauderdale      Ft. Lauderdale          Ft. Lauderdale           Coral Springs           Ft. Lauderdale
STATE            Florida             FL                      FL                       FL                      FL
DATE OF SALE                    N/A          August 3, 1998             June 9, 1998        February 4, 1999         April 1, 1999
SALE PRICE                      N/A                $816,800               $1,798,500              $1,750,000              $528,405
CASH EQUIV AMT                  N/A                $816,800               $1,798,500              $1,750,000              $528,405
# OF SQ FT                  155,204                 179,032                  214,315                 259,182               105,681
# OF ACRES                     3.35                    4.11                     4.92                    5.95                  2.43
BUILDING SF                  41,406
UNITS
ZONING           CC                  COM                     IOC                      GC
LAND USE         Commercial          Office                  Other                    Office                  Self Storage
TOPOGRAPHY       Level                                       Level                    Level                   Level
------------------------------------------------------------------------------------------------------------------------------------
PRICE PER SF                                        $198,735                $365,549                $294,118              $217,809
------------------------------------------------------------------------------------------------------------------------------------
PROPERTY RIGHTS
         DOLLAR ADJUSTMENT                             $0.00                   $0.00                   $0.00                 $0.00
         PERCENT ADJUSTMENT                             0.00%                   0.00%                   0.00%                 0.00%
                  ADJUSTED PRICE                    $198,735                $365,549                $294,118              $217,809
------------------------------------------------------------------------------------------------------------------------------------
FINANCING TERMS
         DOLLAR ADJUSTMENT                             $0.00                   $0.00                   $0.00                 $0.00
         PERCENT ADJUSTMENT                             0.00%                   0.00%                   0.00%                 0.00%
                  ADJUSTED PRICE                    $198,735                $365,549                $294,118              $217,809
------------------------------------------------------------------------------------------------------------------------------------
CONDITIONS OF SALE
         DOLLAR ADJUSTMENT                             $0.00                   $0.00                   $0.00                 $0.00
         PERCENT ADJUSTMENT                             0.00%                   0.00%                   0.00%                 0.00%
                  ADJUSTED PRICE                    $198,735                $365,549                $294,118              $217,809
------------------------------------------------------------------------------------------------------------------------------------
TIME/MARKET CONDITIONS
%ADJUSTMENT (Ann.% = 0)                                $0.00                   $0.00                   $0.00                 $0.00
TIME ADJ PRICE PER RA                                   0.00%                   0.00%                   0.00%                 0.00%
------------------------------------------------------------------------------------------------------------------------------------
LOCATION                              COMPARABLE              COMPARABLE               COMPARABLE              COMPARABLE
         DOLLAR ADJUSTMENT                             $0.00                   $0.00                   $0.00                 $0.00
         PERCENT ADJUSTMENT                             0.00%                   0.00%                   0.00%                 0.00%
------------------------------------------------------------------------------------------------------------------------------------
IMPROVEMENTS                          COMPARABLE              COMPARABLE               COMPARABLE              COMPARABLE
         DOLLAR ADJUSTMENT                             $0.00                   $0.00                   $0.00                 $0.00
         PERCENT ADJUSTMENT                             0.00%                   0.00%                   0.00%                 0.00%
------------------------------------------------------------------------------------------------------------------------------------
PHYSICAL CONDITION                    COMPARABLE              COMPARABLE               COMPARABLE              COMPARABLE
         DOLLAR ADJUSTMENT                             $0.00                   $0.00                   $0.00                 $0.00
         PERCENT ADJUSTMENT                             0.00%                   0.00%                   0.00%                 0.00%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
NET ADJUSTMENT                                         $0.00                   $0.00                   $0.00                 $0.00
NET PERCENT ADJUSTMENT                                  0.00%                   0.00%                   0.00%                 0.00%
ADJUSTED PRICE                                      $198,735                $365,549                $294,118              $217,809
------------------------------------------------------------------------------------------------------------------------------------
                                                    Number of Comparable Sales = FOUR
                     ----------------------------------------
                             ...MARKET RANGE PER ACRE...
                     MAXIMUM                        $365,549
                     MINIMUM                        $198,735
                     MEAN                           $269,053
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                             PAGE 34

INTEGRA REALTY RESOURCES                                          COST APPROACH
--------------------------------------------------------------------------------

     COST APPROACH

         The cost approach involves five separate steps.

         - Develop an opinion of the value of the site as though vacant and available to be developed to its highest and best use, as of the effective date of the appraisal. (This was completed in the previous section.)

         - Estimate the cost of replacing or reproducing the existing improvements under current market conditions (including entrepreneurial incentive), to arrive at cost new;

         - Estimate depreciation from all causes, which includes physical deterioration and functional and external obsolescence. (The total accrued depreciation is subtracted from the replacement cost new, leaving the depreciated value.);

         - Add the land value and depreciated value of the improvements to arrive at an indication of market value for the property; and,

         - Add the depreciated value, if any, of personal property included in the valuation.


         ANALYSIS OF REPLACEMENT COST

              Replacement cost is the cost to construct, at current prices, a building with utility equivalent to the subject, using modern materials and current standards, design, and layout. The following sections address the three components of the replacement cost estimate: direct and indirect costs, and entrepreneurial incentive.


              DIRECT COSTS

                  Direct costs are the expenditures for labor and construction materials, including contractor's overhead and profit. Marshall Valuation Service (Marshall) provides the basis for the direct cost estimate, as is shown in detail in the Recapitulation of the Cost Approach at the conclusion of this section.

                  The cost estimates from the architect and the construction company were reviewed. The projected costs were used as a reference, however, without a detailed set of plans these costs were not completely relied upon.

                  The improvement's base cost per square foot is derived from
                  Section 15, Page 17, of Marshall. The subject is considered a Class A, good to average quality office building. Note that Marshall's base cost includes architect's fees and construction loan fees and interest. The adjustments to the base costs reflect current, local construction costs. Base costs total $3,326,144 on to the building cost estimates, other improvement costs for site cost are estimated using Marshall to be $217,800, landscaping $25,000 and miscellaneous $10,000. The lease up expenses, tenant improvements and marketing and leasing commissions have not been considered in the analysis per the assumptions and limiting conditions.
--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                             PAGE 35

INTEGRA REALTY RESOURCES                                          COST APPROACH
--------------------------------------------------------------------------------

              INDIRECT COSTS

                  Indirect costs (soft costs) are expenditures for items other construction labor and materials. Indirect costs not included in Marshall's estimate are allowances for planning and zoning fees, soil and lab tests, legal and closing costs, tap fees, appraisal fees, financing fees, accounting fees, administration, leasing commissions and marketing expenses. These additional indirect costs are estimated at 8% of direct construction costs.

                  The direct and indirect costs for these improvements total $266,092.

                  The developer's projected cost was also analyzed. For this analysis, we have relied on the projected cost and the cost estimated using Marshall Valuation Service.


              ENTREPRENEURIAL INCENTIVE

                  A developer is motivated by the anticipation of a reward, although the success of the project will ultimately determine its magnitude. Essentially, entrepreneurial incentive is a market derived figure that reflects the amount that the entrepreneur or developer expects to receive in addition to costs. This amount provides the incentive for undertaking the development. In estimating entrepreneurial incentive in this market, we have used 10% of direct and indirect costs, or $384,504.


              REPLACEMENT COST NEW

                  The Recapitulation of the Cost Approach itemizes the three components of the replacement cost new, showing that the total for direct and indirect costs and entrepreneurial incentive is $4,229,540.


         ACCRUED DEPRECIATION

              PHYSICAL DETERIORATION
                  CURABLE DETERIORATION (DEFERRED MAINTENANCE)

                      This category reflects those repairs that a prudent buyer would make immediately in order to maintain the property's income stream. The subject is proposed, therefore there is no deterioration or depreciation.

                  INCURABLE

                      Physical deterioration that is not cost-effective to cure at this time is viewed as incurable.
--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                             PAGE 36

INTEGRA REALTY RESOURCES                                          COST APPROACH
--------------------------------------------------------------------------------

                      SHORT-LIVED DETERIORATION

                           Some components of a building wear out periodically during the life of a building, for example, roofing, paint, floor covering, parking lot, and HVAC. The subject is new, therefore there is no deterioration or depreciation.

                      LONG-LIVED DETERIORATION

                           All building components that normally last the life of the building are categorized as long-lived. The subject is proposed, therefore there is no deterioration or depreciation.


              FUNCTIONAL OBSOLESCENCE

                  Functional obsolescence is a loss in value caused by a design problem as viewed by today's standards. Common examples are outdated building components or materials, an inefficient floor plan, mechanical inadequacies, or an over-improvement for the present use. The subject is concluded to be reasonably functional; therefore, no functional obsolescence is estimated.


              EXTERNAL OBSOLESCENCE

                  External obsolescence is a loss in value caused by forces outside the property, such as a depressed market, noxious developments in the neighborhood, changes in land use or legislation, etc. No external obsolescence is estimated for the subject. However the site is an unproven office location.


         VALUE INDICATION -- COST APPROACH

              Based on the insufficient plans and specifications provided. The preliminary cost provided the developer cost confirmed using a secondary source. The building cost of $125.00 per square foot with parking, sidewalks, and landscaping costs, without land has not been seen in this market.

              The rent loss is based on the lost revenue for the subject to reach stabilization. To determine the rent loss the net operating income from the first year of stabilization FY 2003 is used as the baseline. The net operating income from Year 1 is subtracted.

                         Year 2 NOI                       $468,913
                         Less:  Year 1 NOI               ($251,731)
                                                         ----------
                         Rent Loss                       $217,182
                         Rounded to                      $250,000


--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                             PAGE 37

INTEGRA REALTY RESOURCES                                          COST APPROACH
--------------------------------------------------------------------------------

              The rounded rent loss is nearly equivalent and is supported by the absorption and turnover space of $250,438 for years 1 and 2.

              When the land value and rent loss conclusion of $900,000 and ($250,000) respectively, the cost approach indicates a subject value of $4,879,549, rounded to $4,900,000.

              VALUE INDICATION BY THE COST APPROACH "AS STABILIZED" $4,900,000


--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                             PAGE 38

INTEGRA REALTY RESOURCES                                          COST APPROACH
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                  COST APPROACH RECAPITULATION - OFFICE
------------------------------------------------------------------------------------------------------------------------------------

      INTEGRA REALTY RESOURCES KENTUCKY-SOUTHERN INDIANA             LAKESHORE 3
      FILE # 7002701                                                 WEST COMMERCIAL BOULEVARD
                                                                     FT. LAUDERDALE, FLORIDA
      ---------------------------------------------------------------------------------------------------------------------------
      BUILDING SUMMARY
      ---------------------------------------------------------------------------------------------------------------------------
      Marshall Valuation Service                                      BASE COST                                            $75.00
      SECTION                                                15
      PAGE                                                   17
      CLASS                                                   A
                                                                      ------------------------------ ----------------------------
      TYPE                                               OFFICE       SUBTOTAL                                             $75.00
      BUILDING LIFE                                                        CURRENT                                          1.050
      EFFECTIVE AGE                                         NEW            LOCAL                                             1.01
      QUALITY                                           AVERAGE            MULTI-STORY                                      1.010
      YEAR BUILT                                           2000
                                                                      -----------------------------------------------------------
                                                                      ADJUSTED COST                                        $80.33
      ---------------------------------------------------------------------------------------------------------------------------
      CONSTRUCTION COSTS
      ---------------------------------------------------------------------------------------------------------------------------
      MAIN BUILDING
                                   41,406  SF                @             $80.33  =                                   $3,326,144
      ---------------------------------------------------------------------------------------------------------------------------
      SITE COST
                                   87,120  SF                @              $2.50  =                                     $217,800
      ---------------------------------------------------------------------------------------------------------------------------
      LANDSCAPING
                                                                                                                          $25,000
      ---------------------------------------------------------------------------------------------------------------------------
      MISCELLANEOUS
                                                                                                                          $10,000
      ---------------------------------------------------------------------------------------------------------------------------


      ---------------------------------------------------------------------------------------------------------------------------
      LEASE UP EXPENSES
                                                                                                                               $0
      ---------------------------------------------------------------------------------------------------------------------------
      SOFT COST 8%
                                                                                                                         $266,092
      ---------------------------------------------------------------------------------------------------------------------------


      ---------------------------------------------------------------------------------------------------------------------------
                                                        SUBTOTAL                                                       $3,845,036
                                                        ENTREPRENEURIAL PROFIT (ROUNDED)                                 $384,504
                                                        REPLACEMENT COST NEW                                           $4,229,540

      LESS DEPRECIATION
      ---------------------------------------------------------------------------------------------------------------------------
      PHYSICAL CURABLE - DEFERRED MAINTENANCE

      PHYSICAL INCURABLE - SHORT LIVED                  (See Equipment/Short Lived Depreciation Schedule)

      PHYSICAL INCURABLE - LONG LIVED (0.00%)           (Total RCN - Curable - Short Lived RCN) x
                                                        (Age/Life)



      FUNCTIONAL

      EXTERNAL

      ---------------------------------------------------------------------------------------------------------------------------
                                                        TOTAL DEPRECIATION                                                     $0
                                                        DEPRECIATED COST                                               $4,229,540

                                                        ADD LAND VALUE                                                   $900,000
                                                        Less: Rent Loss                                                ($250,000)

                                                        ---------------------------------------------------- ---------------------
                                                        INDICATED SUBJECT VALUE                                        $4,879,549
                                                        ROUNDED TO:                                                    $4,900,000
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                             PAGE 39

INTEGRA REALTY RESOURCES                              SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

     SALES COMPARISON APPROACH

         In performing the sales comparison approach, we surveyed sales activity for office properties in the Ft. Lauderdale area. Relying upon sales that occurred recently as the best indication of current investor attitudes and market behavior, we have selected four improved sales as most comparable and as best indicators of value for the subject.

         The four selected sales are summarized in the Sales Comparison Grid, which follows this discussion. For each element of comparison, each sale is rated as being superior, similar, or inferior to the subject. A downward (negative) adjustment is applied for a superior rating, and an upward (positive) adjustment is made for an inferior rating; no adjustments are made for elements considered similar to the subject. Addendum F provides additional data about the comparable sales.

         In analyzing the sales data, we have selected the price per square foot of rentable area as the unit of comparison.


         ADJUSTMENTS

              Potential adjustments include the following categories, which typically affect sale prices. If a comparable sale significantly differs from the subject, an adjustment compensates for that difference. The resulting final adjusted sale price for each comparable is consequently a more accurate indicator of the subject's value.


              REAL PROPERTY RIGHTS CONVEYED

                  This adjustment is generally applied to reflect the transfer of property rights different from those being appraised, such as differences between properties owned in fee simple and in leased fee.

                  In this analysis, no adjustments are required.



              FINANCING TERMS

                  This adjustment is generally applied to a property that transfers with atypical financing, such as having assumed an existing mortgage at a favorable interest rate. Conversely, a property may be encumbered with an above-market mortgage, which has no prepayment clause or a very costly prepayment clause. Such atypical financing often plays a role in the negotiated sale price.

                  In this analysis, no adjustments are required.
--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                             PAGE 40

INTEGRA REALTY RESOURCES                              SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

              CONDITIONS OF SALE

                  This adjustment category reflects extraordinary motivations of the buyer or the seller to complete the sale. Examples include a purchase for assemblage involving anticipated incremental value, or a quick sale for cash. This adjustment category may also reflect a distress-related sale, a corporation recording at non-market price or significant buyer expenditures immediately after purchase.

                  If the previous adjustments are required, they are applied sequentially in the order indicated.


              LOCATION - COMPARABLE LAND VALUE

                  Location has a great impact on property values. This adjustment category considers general location influences of the land value. The value is extracted from each sale based on an estimated land value of square feet of building.


              TIME - MARKET CONDITIONS

                  Real estate values normally change over time. The rate of this change fluctuates due to investors' perceptions of prevailing market conditions. This adjustment category reflects market differences occurring between the effective date of the appraisal and the sales date of a comparable, when values have appreciated or depreciated.

                  In this analysis, no market condition was made because of the lack of supportive sales and economic conditions.


              PHYSICAL CHARACTERISTICS

                  This adjustment category generally reflects differences between the subject and the sales in quality of construction, age, condition, amenities, functional utility, or any other physical characteristics that influence sale prices.


              AGE ADJUSTMENT

                  The age adjustment is based on the economic life of 50 years, which indicates depreciation of 2% per year. The age adjustment has been applied to all of the sales.

-------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                             PAGE 41

INTEGRA REALTY RESOURCES                              SALES COMPARISON APPROACH
--------------------------------------------------------------------------------


              ECONOMIC CHARACTERISTICS

                  This adjustment category generally reflects material differences between the subject's net operating income and the net operating income of the sales on a per unit basis. Characteristics that affect the net operating income of a property (other than factors discussed above for property rights conveyed or other adjustment categories) are occupancy, tenant mix, rent concessions, and lease expiration dates, operating expenses, and many other factors.

                  In this analysis, no adjustments have been made. All of the comparables were stabilized. The rent loss for the subject will be subtracted as a line item.


              LAND VALUE

                  The land value adjustment is the subject's underlying land value as previously derived. The land value is equivalent to $21.74 per square foot.


         VALUE INDICATION -- SALES COMPARISON APPROACH

              Based on our analysis, the four improved sales indicate a narrowed range of value indications from $84.07 per square foot to $129.00 per square foot. Placing primary weight on Sales 1,2 and 5, based upon size and age/condition, we have concluded to a value of $105.00 per square foot for the subject or slightly above the mean. Consequently, the sales comparison approach indicates a value calculated as follows.

               41,406 square feet x $105/square foot =$4,347,630, rounded to $4,350,000
                                                   .
         From the "as stabilized" value the rent loss must be subtracted to derive the "as is" value:

          "As stabilized" value - $4,350,000-(Rent loss) $250,000 = $4,100,000
          "As is" value

              "AS IS" VALUE INDICATION BY THE SALES COMPARISON APPROACH:
              $4,100,000

-------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                             PAGE 42

INTEGRA REALTY RESOURCES                              SALES COMPARISON APPROACH
-------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                     IMPROVED SALES COMPARISON GRID - OFFICE
-----------------------------------------------------------------------------------------------------------------------------------
        Integra Realty Resources                           LAKESHORE BUSINESS CENTER 3                                     Page 1
        Kentucky-Southern Indiana                         3125 West Commercial Boulevard
        File # 700lakes                                     Ft. Lauderdale, Florida 33309
----------------------------------------------------------------------------------------------------------------------------------
                           SUBJECT             1                 2                 3                  4                5
----------------------------------------------------------------------------------------------------------------------------------

KEY NUMBER                700lakeshore              2955               2954               2953              2956              3311
NAME                  LAKESHORE 3       Vantage Office      The Exchange      Amercian Capital   Fountains of     Newport Center
                                                                              Properties         Plantation       Drive
ADDRESS               3125 COMMERCIAL   2900 W est Cypress  West Commercial   University Drive   University Drive 1287 E Newport
                      BLVD                                  Blvd                                                  Center Dr.
CITY                  Ft. Lauderdale    FT LAUDERDALE       FT LAUDERDALE     FT LAUDERDALE      FT LAUDERDALE    FT LAUDERDALE
STATE                 Florida           FL                  FL                FL                 FL               FL
DATE OF SALE                       N/A      July 1, 1998   December 1, 1996    October 1, 1997       May 1, 1998   October 25,2000
SALE PRICE                         N/A        $2,750,000        $13,850,000         $6,630,000        $7,800,000        $6,950,000
CASH EQUIV AMT                     N/A        $2,750,000        $13,850,000         $6,630,000        $7,800,000        $6,950,000
RENTABLE AREA                   38,897            43,463            167,867            101,181           112,000            59,500
GROSS BLDG AREA                 41,406            43,651            167,867            101,181           112,000            62,126
UNITS
USABLE AREA                    155,204
LAND AREA (SF)                   3,563            99,317            570,200            295,772           273,170           196,456
LAND AREA (ACRES)                 2000              2.28              13.09               6.79              6.20              4.51
YEAR BUILT                        1987              1984               1987               1983              1982              1988
EGIM                                                 6.9                6.5                6.6               5.2
RO                                                   9.8%               9.7%              10.5%             11.5%             10.2%
DENSITY                                             43.8%              29.4%              34.2%             41.0%               32%
------------------------------------------------------------------------------------------------------------------------------------
PRICE PER SF                                      $63.27             $82.51             $65.53            $69.64           $111.87
------------------------------------------------------------------------------------------------------------------------------------
PROPERTY RIGHTS                         LEASED FEE          LEASED FEE         LEASED FEE          LEASED FEE         LEASED FEE
         DOLLAR ADJUSTMENT                         $0.00              $0.00              $0.00             $0.00             $0.00
         PERCENT ADJUSTMENT                         0.00%              0.00%              0.00%             0.00%             0.00%
                  ADJUSTED PRICE                  $63.27             $82.51             $65.53            $69.64           $111.87
-----------------------------------------------------------------------------------------------------------------------------------
FINANCING TERMS                         CASH OR EQUIV.      CASH OR EQUIV.     CASH OR EQUIV.      CASH OR EQUIV.     CASH OR EQUIV.
         DOLLAR ADJUSTMENT                         $0.00              $0.00              $0.00             $0.00             $0.00
         PERCENT ADJUSTMENT                         0.00%              0.00%              0.00%             0.00%             0.00%
                  ADJUSTED PRICE                  $63.27             $82.51             $65.53            $69.64           $111.87
-----------------------------------------------------------------------------------------------------------------------------------
LAND VALUE                                  COMPARABLE          COMPARABLE         COMPARABLE          COMPARABLE         COMPARABLE
         DOLLAR ADJUSTMENT                       -$12.56            -$16.01            -$15.28            $13.99           -$16.10
         PERCENT ADJUSTMENT                       -19.85%            -19.40%            -23.32%           -20.09%            -14.1%
                  ADJUSTED PRICE                  $50.71             $66.50             $50.25            $55.65            $95.77
-----------------------------------------------------------------------------------------------------------------------------------
TIME/MARKET CONDITIONS                      EQUAL               EQUAL              EQUAL               EQUAL              EQUAL
%ADJUSTMENT (Ann.% = 0)
TIME ADJ PRICE PER GBA                            $50.71             $66.50             $50.25            $55.65             $0.00
-----------------------------------------------------------------------------------------------------------------------------------
AGE/CONDITION                               INFERIOR            INFERIOR           INFERIOR            INFERIOR           INFERIOR
         DOLLAR ADJUSTMENT                        $17.75             $11.97             $14.07            $6..68            $11.49
         PERCENT ADJUSTMENT                           35%                18%                28%               12%               12%
-----------------------------------------------------------------------------------------------------------------------------------
CONSTRUCTION                                COMPARABLE          COMPARABLE         COMPARABLE          COMPARABLE         COMPARABLE
         DOLLAR ADJUSTMENT                         $0.00              $0.00              $0.00             $0.00             $0.00
         PERCENT ADJUSTMENT                         0.00%              0.00%              0.00%             0.00%             0.00%
-----------------------------------------------------------------------------------------------------------------------------------
OCCUPANCY                                   COMPARABLE          COMPARABLE         COMPARABLE          COMPARABLE         COMPARABLE
         DOLLAR ADJUSTMENT                         $0.00              $0.00              $0.00             $0.00             $0.00
         PERCENT ADJUSTMENT                         0.00%              0.00%              0.00%             0.00%             0.00%
-----------------------------------------------------------------------------------------------------------------------------------
LAND VALUE                                  INFERIOR            INFERIOR           INFERIOR            INFERIOR           INFERIOR
         DOLLAR ADJUSTMENT                        $21.74             $21.74             $21.74            $21.74            $21.74
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
NET ADJUSTMENT                                    $39.49             $33.71             $35.81            $28.42            $33.23
NET PERCENT ADJUSTMENT                                78%                51%                71%               51%               35%
ADJUSTED PRICE                                    $90.20            $100.21             $86.06            $84.07           $129.00
-----------------------------------------------------------------------------------------------------------------------------------
                                                      Number of Comparable Sales =FIVE
                       ------------------------------------------------------------------------------------------------------------
                         ...MARKET RANGE PER SQUARE FOOT...                                     ...INDICATED LAND VALUE
                       MAXIMUM                         $129.00                              41,406         square feet  square foot
                       MINIMUM                          $84.07                                $105   PER SQUARE FOOT =   $4,347,630
                       MEAN                             $97.93                                             ROUNDED TO:   $4,350,000
-----------------------------------------------------------------------------------------------------------------------------------

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LAKESHORE BUSINESS CENTER 3                                             PAGE 43

INTEGRA REALTY RESOURCES                         INCOME CAPITALIZATION APPROACH
-------------------------------------------------------------------------------

     INCOME CAPITALIZATION APPROACH

         INTRODUCTION

              The income capitalization approach uses one or more techniques in which the subject's anticipated net operating income is capitalized into a value indication. The two generally accepted techniques used in this approach are direct capitalization and discounted cash flow (yield) analyses. In this analysis, we have used only the discounted cash flow method since investors for this property type are currently emphasizing this method and the subject has not reached stabilization.


         SUBJECT STATUS

              Lakeshore 3 is currently leased to three tenants to an occupancy level of 38%. The tenant sizes range from 3,750 square feet to 6,190 square feet. The contract rents range from $13.50 to $14.04 per square foot. The lease expirations range from January 2006 to March 2007. The typical lease terms are net basis, which means the tenant is responsible for all expenses. This is typical for the market. The subject's remaining vacant space is divisible into 4 to 6 additional spaces. Tenant sizes less than 3,000 square feet are not feasible based upon building layout.

              As projected in the office market overview, the subject is projected to reach stabilized occupancy within 18 months of the effective date.


         ANALYSIS OF INCOME

              ANALYSIS OF COMPARABLE RENTALS

                  To estimate market rent(s) for the subject, we surveyed brokers and property owners in the competing market area. Our survey consisted of asking and actual lease rates, terms, concessions, expense structure, and any other pertinent factors. Following is a summary chart of the comparable rentals.

                  -------------------------------------------------------------
                                 COMPARABLE RENTAL PROPERTIES
------------------------------------------------------------------------------------------
  NO.                      PROPERTY LOCATION                      NRA (SF)         RENT/SF
==========================================================================================
   1      2101 Building/2101 West Commercial Blvd.                 94,980           $13.00
------------------------------------------------------------------------------------------
   2      Avion Corp. Center/2200 West Commercial Blvd.            66,908           $12.00
------------------------------------------------------------------------------------------
   3      Commercial Place I/3230 West Commercial Blvd.            90,370           $14.00
------------------------------------------------------------------------------------------
   4      Commercial Place II/3250 West Commercial Blvd.           83,336         $12.00 to
                                                                                    $15.00
------------------------------------------------------------------------------------------
   5      The Exchange/3303-3363 W Commercial Blvd.                173,814          $12.00
------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                             PAGE 44

INTEGRA REALTY RESOURCES                         INCOME CAPITALIZATION APPROACH
-------------------------------------------------------------------------------


              EXPENSE STRUCTURE

                  This adjustment category is used to convert expense structures different from the subject to generic or "like-kind" market terms. For example, an adjustment is made to a comparable rental if its lease requires tenant payment of expenses, but the subject's lease requires the landlord to pay all expenses. In this case, the expenses in question would be added to the comparable property's rental rate to make it "like-kind" relative to the subject.

                  In the subject's market, properties comparable to the subject are typically leased under the following scenario of expense allocations.

                  Typically in the Cypress Creek Market office space is leased with the operating expenses, or a portion thereof, passed through to the tenants.

                         ------------------------------------------------------
                         EXPENSE                              OWNER       TENANT
                         =======================================================
                         REAL ESTATE TAXES                                   X
                         INSURANCE                                           X
                         UTILITIES                                           X
                         GENERAL/ADMINISTRATIVE                              X
                         REPAIRS/MAINTENANCE                                 X
                         JANITORIAL                                          X
                         GROUNDS/SECURITY                                    X
                         REPLACEMENT RESERVES                   X
                         MANAGEMENT*                            X            X
                         -------------------------------------------------------

                          *Lessee and Lessor each pay a portion of the
                           management fee.

                           In this analysis, no adjustments are required for individual tenant expense variations.


              MARKET RENTAL RATE CONCLUSION

                  As shown on the Rental Summary Grid, the rental rates for the comparable leases indicate a market rental rate range for the subject from $12 per square foot to $15 per square foot. Placing equal weight on the comparables, we have concluded to a market rental rate of $13.50 per square foot for the subject on a net basis.


--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                             PAGE 45

INTEGRA REALTY RESOURCES                         INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


              VACANCY AND COLLECTION LOSS

                  This category represents both the rent loss caused by physical vacancy and credit loss projected for the subject. As indicated in the Office Market Analysis section of this report, the market area of the subject is currently experiencing a vacancy level of approximately 18.9%. The historic vacancy rate has ranged from 8.2% to 18.9% for the past five years. We have projected a stabilized vacancy and collection loss for the subject of 10% after stabilization.


              EXPENSE REIMBURSEMENTS

                  Expense reimbursements are typically generated from expense increases or expense recoveries paid by the tenant. Rent is adjusted for expenses based on the terms of the leases. This estimate is calculated by a lease-by-lease analysis using ARGUS.



              PROJECTED EFFECTIVE GROSS INCOME (EGI)

                  The projected effective gross income is $398,367 for the 12 months following the effective date of the appraisal. The subject will reach stabilization in 2003 at an effective gross income of $635,969.


         ANALYSIS OF OPERATING EXPENSES

              Leases for office properties similar to the subject in this market are typically net basis, which means that the tenant is responsible for expenses. The projected expenses are for the 12 months following the effective date of the appraisal. We have estimated expenses based on typical professional management, with detailed expense categories as follows.


              REAL ESTATE TAXES

                  This expense category includes all local, county, and state assessments for real property. The Real Estate Tax Analysis section of this report addresses this topic in detail. The real estate taxes for the subject are estimated to be $55,000, or $1.41 per square foot of net rentable area. This is in line with the subject's current assessment, but lower than the market value with the experience of comparable properties and BOMA published expense data.


              INSURANCE

                  This expense category includes property and casualty insurance for the subject. This expense is estimated to be $5,300, or $0.13 per square foot of net rentable area. This is slightly higher than the comparable properties and BOMA published expense data, but reflects a trend for 2002/03 of insurance carriers to increase rates by 10% to 40%.

-------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                             PAGE 46

INTEGRA REALTY RESOURCES                         INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

              UTILITIES


                  Total utility charges include water, sewer, natural gas, and electricity expenses. The utility charges are typically for common area only. This expense is estimated to be $8,000, or $0.21 per square foot of net rentable area. This is in line with the comparable properties and BOMA published expense data.


              REPAIRS/MAINTENANCE

                  This expense category includes repairs and maintenance expenses, including salaries, and miscellaneous costs associated with general repairs. This expense is estimated to be $20,000 or $0.51 per square foot of net rentable area. This is at the lower end of the range but excludes janitorial and reserves. Also the building is new relative to the comparable properties and BOMA published expense data.


              REPLACEMENT RESERVES

                  This expense category accounts for the cost of periodic replacement of capital items, such as the roof and HVAC system. This expense is estimated to be $5,000, or $0.13 per square foot of net rentable area.


              MANAGEMENT

                  This is an expense item representing the sum paid or the value of management service provided. Management fees are considered to be an expense of operation, whether management services are contracted or provided by the property owner. This expense is estimated at a rate of 4% of the effective gross income, or $27,886.

--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                             PAGE 47

INTEGRA REALTY RESOURCES                         INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

              TOTAL OPERATING EXPENSES

                  Total operating expenses are estimated to be $146,636, or $3.77 per net rentable square foot for Year 1.


         NET OPERATING INCOME (NOI)

              The stabilized net operating income for the subject, calculated by deducting the projected operating expenses from the projected effective gross income, is $251,731.


              CAPITALIZATION RATE ANALYSIS

                  Several methods are available for estimating a capitalization rate to apply to the stabilized net operating income for the subject. These methods include national surveys, band of investment, and comparable sales. The first survey titled Viewpoint 2001 - Real Estate Value Trends, published by Integra Realty Resources, is described in more detail in the Market Analysis section of this report. The Viewpoint survey shows that all cash investors on a national basis are reporting an average capitalization rate for the South Florida market of 10.1%.

                  We have also used the band of investment analysis to derive an indication of the overall capitalization rate. This method derives a weighted-average of the mortgage and equity components of the investment.



          ----------------------------------------------------------------------------
                  MORTGAGE/EQUITY FORMULA ASSUMPTIONS
          ============================================================================
          Loan-to-Value Ratio                70.00%
          ----------------------------------------------------------------------------
          Interest Rate                       7.25%
          ----------------------------------------------------------------------------
          Amortization Period                    20 years
          ----------------------------------------------------------------------------
          Mortgage Constant                   9.48%
          ----------------------------------------------------------------------------
          Equity Ratio                       30.00%
          ----------------------------------------------------------------------------
          Equity Dividend Rate               11.00%
          ============================================================================
          Mortgage Components                70.00%   x          9.48% =        6.64%
          ----------------------------------------------------------------------------
          Equity Components                  30.00%   x         11.00% =        3.30%
          ----------------------------------------------------------------------------
          Overall Capitalization Rate         9.94%     rounded to              9.90%
          ----------------------------------------------------------------------------

                  Based on interviews with market participants, active lenders, and information from the ACLI Investment Bulletin, our assumptions of mortgage and equity requirements are as follows.








--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 3                                             PAGE 48

INTEGRA REALTY RESOURCES                         INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

                  The next method is extraction of capitalization rates from improved sales. This method is generally considered to be the most reliable when the sales are comparable and current. Buyers and sellers consider recurring leasing commissions, tenant alterations, and the potential for growth in income of a property in their pricing decisions, as reflected by overall capitalization rates. The capitalization rates are reflected in the sales comparison approach.

                  Reconciling the aforementioned methods of estimating the overall rate, we have selected a capitalization rate of 10.2% for the subject. This rate is supported by investor surveys, the band of investment analysis, and market transactions.


         DISCOUNTED CASH FLOW ANALYSIS

              CASH FLOW PROJECTION
                  Our projection of periodic cash flow is generated in ARGUS, a software program specifically designed for cash flow analysis. A reversion capitalization rate is used to derive an estimate of the reversion. The discount rate and capitalization rates are derived from surveys of investor requirements and alternate investment opportunities.

                  In projecting income and expenses, we have considered the typical attitude of informed investors concerning market trends. Furthermore, the projected income and expenses are likely to prove to be higher or lower than the actual operating expenses of the property in the future. Our projections reflect current market conditions and our perspective as of the effective date of this appraisal, December 31, 2001. The risk inherent in the projected assumptions is reflected in the discount (yield) rate applied to cash flow.

                  Another step in the discounted cash flow analysis is to estimate the value of the reversion at the conclusion of the projection period. The selected method in this analysis is direct capitalization of the projected net operating income in the 11th year of the cash flow projection. Based on our analysis, we have estimated the overall rate for the reversion to be 10.5% or 30 basis points higher than the going-in overall capitalization rate. Applying this reversion rate to the net operating income of the residual year (Year 11) results in a reversion value estimate.



--------------------------------------------------------------------------------
Lakeshore Business Center 3                                            Page 49

INTEGRA REALTY RESOURCES                         INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------
                DISCOUNTED CASH FLOW ASSUMPTIONS AND PROJECTIONS
===================================================================== ==========================================
YEAR ONE                                                              1/02 - 12/02
PROJECTION PERIOD                                                     10 years
--------------------------------------------------------------------- ------------------------------------------
INCOME
===================================================================== ==========================================
     OCCUPANCY                                                        38%
--------------------------------------------------------------------- ------------------------------------------
     MARKET RENTAL RATE                                               $13.50 per square foot
                                                                      Growth Rate  2%
     TYPICAL LEASE TERM                                               48 Months
----------------------------------------------------------------------------------------------------------------
VACANCY
===================================================================== ==========================================
     RENEWAL PROBABILITY                                              70%
     GENERAL VACANCY AND COLLECTION LOSS                              10%
----------------------------------------------------------------------------------------------------------------
EXPENSES
===================================================================== ==========================================
     OPERATING EXPENSES (YEAR 1)                                      $3.37/SF GLA
                                                                      $4.38/SF by Year 2
--------------------------------------------------------------------- ------------------------------------------
     OPERATING EXPENSE ESCALATION RATES                               Taxes  2.5%
                                                                      All Other Expenses  2.5%
                                                                      Management Fee 5% of EGI
--------------------------------------------------------------------- ------------------------------------------
     LEASING COMMISSIONS                                              New Tenants 3.0%
                                                                      Renewing Tenants 0.5%
--------------------------------------------------------------------- ------------------------------------------
     TENANT IMPROVEMENT ALLOWANCE                                     New Tenants  $4.00/sf
                                                                      Renewing Tenants  $4.00/sf
     ESCALATION OF REFURBISHMENT COSTS                                2.5%
----------------------------------------------------------------------------------------------------------------
REVERSION
===================================================================== ==========================================
     REVERSION YEAR                                                   Year 10
     REVERSION CAPITALIZATION RATE                                    10.5%
     REVERSION SELLING EXPENSES                                       2%
     DISCOUNT RATE                                                    10.5% to 11%
     VALUE CONCLUSION (ROUNDED)                                       $4,200,000
--------------------------------------------------------------------- ------------------------------------------

--------------------------------------------------------------------------------
Lakeshore Business Center 3                                            Page 50

INTEGRA REALTY RESOURCES                         INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------



              DISCOUNT RATE ANALYSIS

                  We have considered trends in interest rates, and national, regional and local surveys in order to estimate an appropriate discount rate (i.e.; yield rate, internal rate of return -
                  IRR) for the subject. Alternative yield rates, based on long-term treasury and corporate bonds, have trended downward in the past year. The 10-year treasury bond is currently yielding 4.6% (as of December 2001), and the corporate (Bbb) bonds are yielding 10.1% (as of December 2001). Corporate bonds have a higher return than U.S. Treasury Bonds and a lower rate of return than real estate requires. The differential is based upon investor expectations and requirements for the types of investments. Risk and liquidity are the principal driving factors. After an analysis of alternative yields in current investor criteria, we have selected a discount rate of 10.5% to 11%.


         VALUE INDICATION - INCOME CAPITALIZATION APPROACH

              Our analysis in the income capitalization approach has resulted in the following value indications.-


                     DISCOUNTED CASH FLOW                $4,200,000

              VALUE INDICATION BY THE INCOME CAPITALIZATION APPROACH: $4,200,000










--------------------------------------------------------------------------------
Lakeshore Business Center 3                                            Page 51

INTEGRA REALTY RESOURCES                         INCOME CAPITALIZATION APPROACH
-------------------------------------------------------------------------------

Software   : ARGUS  Ver. 9.0.00                                 Lakeshore 3                           Date : 3/6/02
File       : lakeshore 3                                      Commercial BLVD                         Time : 15:31
Property Type : Office/Industrial                          Ft Lauderdale, Florida                     Ref# : ACS
Portfolio     :                                                                                       Page : 1


                       SCHEDULE OF PROSPECTIVE CASH FLOW In Inflated Dollars for the Fiscal Year Beginning 1/1/2002


                                          Year 1       Year 2       Year 3      Year 4        Year 5       Year 6
For the Years Ending                     Dec-2002     Dec-2003     Dec-2004    Dec-2005      Dec-2006     Dec-2007
                                        ----------   ----------   ----------  ----------    ----------   ----------
POTENTIAL GROSS REVENUE
  Base Rental Revenue                   $ 527,977    $ 543,546    $ 548,925    $ 555,499    $ 549,048    $ 566,645
  Absorption & Turnover Vacancy          (207,832)     (42,606)                               (27,019)     (40,898)
  Base Rent Abatements                                                                        (13,510)     (20,449)
                                        ---------    ---------    ---------    ---------    ---------    ---------
  Scheduled Base Rental Revenue           320,145      500,940      548,925      555,499      508,519      505,298

  Expense Reimbursement Revenue
    Taxes                                  32,557       51,953       57,782       59,229       57,905       57,982
    Janitorial                             11,365       22,669       31,936       32,738       32,006       32,051
    Management Fee                         16,505       41,017       46,344       47,008       43,219       42,959
    Insurance                               3,138        5,006        5,567        5,707        5,582        5,588
    Administrative                          2,219        3,542        3,940        4,037        3,947        3,954
    Utilities                               4,735        3,779        3,678        3,768        3,685        3,690
    Professional Fees                       1,480        2,362        2,627        2,691        2,634        2,637
    Maintenance & Repairs                  10,247       16,933       19,006       19,480       18,949       20,545
                                        ---------    ---------    ---------    ---------    ---------    ---------
  Total Reimbursement Revenue              82,246      147,261      170,880      174,658      167,927      169,406
                                        ---------    ---------    ---------    ---------    ---------    ---------
TOTAL POTENTIAL GROSS REVENUE             402,391      648,201      719,805      730,157      676,446      674,704
  General Vacancy                                       (5,750)     (50,386)     (51,111)     (22,224)      (9,194)
  Collection Loss                          (4,024)      (6,482)      (7,198)      (7,302)      (6,764)      (6,747)
                                        ---------    ---------    ---------    ---------    ---------    ---------
EFFECTIVE GROSS REVENUE                   398,367      635,969      662,221      671,744      647,458      658,763
                                        ---------    ---------    ---------    ---------    ---------    ---------
OPERATING EXPENSES
  Taxes                                    55,000       56,375       57,784       59,229       60,710       62,227
  Janitorial                               19,200       24,600       31,939       32,737       33,556       34,395
  Management Fee                           27,886       44,518       46,355       47,022       45,322       46,113
  Insurance                                 5,300        5,432        5,568        5,708        5,850        5,996
  Administrative                            3,750        3,844        3,940        4,038        4,139        4,243
  Utilities                                 8,000        4,100        3,677        3,769        3,863        3,960
  Professional Fees                         2,500        2,562        2,627        2,692        2,760        2,829
  Maintenance & Repairs                    20,000       20,500       21,012       21,538       22,076       22,628
  Reserves & Replacement                    5,000        5,125        5,253        5,384        5,519        5,657
                                        ---------    ---------    ---------    ---------    ---------    ---------
TOTAL OPERATING EXPENSES                  146,636      167,056      178,155      182,117      183,795      188,048
                                        ---------    ---------    ---------    ---------    ---------    ---------
NET OPERATING INCOME                      251,731      468,913      484,066      489,627      463,663      470,715

LEASING & CAPITAL COSTS
  Tenant Improvements                                                                          67,247      101,792
  Leasing Commissions                                                                          21,122       31,973
                                        ---------    ---------    ---------    ---------    ---------    ---------
TOTAL LEASING & CAPITAL COSTS                                                                  88,369      133,765
                                        ---------    ---------    ---------    ---------    ---------    ---------
CASH FLOW BEFORE DEBT SERVICE & TAXES   $ 251,731    $ 468,913    $ 484,066    $ 489,627    $ 375,294    $ 336,950
                                        =========    =========    =========    =========    =========    =========


                                         Year 7       Year 8       Year 9       Year 10      Year 11
For the Years Ending                    Dec-2008     Dec-2009     Dec-2010      Dec-2011     Dec-2012
                                       ----------   ----------   ----------    ----------   ----------
POTENTIAL GROSS REVENUE
  Base Rental Revenue                   $ 593,685    $ 600,323    $ 600,323    $ 613,271    $ 640,436
  Absorption & Turnover Vacancy           (32,136)                               (30,570)     (46,273)
  Base Rent Abatements                    (16,068)                               (15,285)     (23,136)
                                        ---------    ---------    ---------    ---------    ---------
  Scheduled Base Rental Revenue           545,481      600,323      600,323      567,416      571,027

  Expense Reimbursement Revenue
    Taxes                                  60,448       65,375       67,008       65,512       65,602
    Janitorial                             33,409       36,136       37,038       36,212       36,260
    Management Fee                         46,160       51,163       51,407       48,534       48,599
    Insurance                               5,824        6,299        6,458        6,313        6,322
    Administrative                          4,120        4,457        4,570        4,468        4,472
    Utilities                               3,849        4,162        4,264        4,170        4,176
    Professional Fees                       2,748        2,972        3,047        2,979        2,982
    Maintenance & Repairs                  21,982       23,774       24,367       23,826       23,854
                                        ---------    ---------    ---------    ---------    ---------
  Total Reimbursement Revenue             178,540      194,338      198,159      192,014      192,267
                                        ---------    ---------    ---------    ---------    ---------
TOTAL POTENTIAL GROSS REVENUE             724,021      794,661      798,482      759,430      763,294
  General Vacancy                         (20,795)     (55,626)     (55,894)     (24,730)     (10,397)
  Collection Loss                          (7,240)      (7,947)      (7,985)      (7,594)      (7,633)
                                        ---------    ---------    ---------    ---------    ---------
EFFECTIVE GROSS REVENUE                   695,986      731,088      734,603      727,106      745,264
                                        ---------    ---------    ---------    ---------    ---------
OPERATING EXPENSES
  Taxes                                    63,783       65,378       67,012       68,687       70,405
  Janitorial                               35,255       36,136       37,039       37,965       38,915
  Management Fee                           48,719       51,176       51,422       50,897       52,168
  Insurance                                 6,146        6,300        6,458        6,619        6,784
  Administrative                            4,349        4,458        4,569        4,683        4,800
  Utilities                                 4,059        4,160        4,264        4,371        4,480
  Professional Fees                         2,899        2,972        3,046        3,122        3,200
  Maintenance & Repairs                    23,194       23,774       24,368       24,977       25,602
  Reserves & Replacement                    5,798        5,943        6,092        6,244        6,400
                                        ---------    ---------    ---------    ---------    ---------
TOTAL OPERATING EXPENSES                  194,202      200,297      204,270      207,565      212,754
                                        ---------    ---------    ---------    ---------    ---------
NET OPERATING INCOME                      501,784      530,791      530,333      519,541      532,510

LEASING & CAPITAL COSTS
  Tenant Improvements                      79,984                                 76,084      115,168
  Leasing Commissions                      25,122                                 23,897       36,173
                                        ---------    ---------    ---------    ---------    ---------
TOTAL LEASING & CAPITAL COSTS             105,106                                 99,981      151,341
                                        ---------    ---------    ---------    ---------    ---------
CASH FLOW BEFORE DEBT SERVICE & TAXES   $ 396,678    $ 530,791    $ 530,333    $ 419,560    $ 381,169
                                        =========    =========    =========    =========    =========

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



INTEGRA REALTY RESOURCES                         INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Software      : ARGUS Ver. 9.0.00                     Lakeshore 3                         Date : 3/6/02
File          : lakeshore 3                         Commercial BLVD                       Time : 15:31
Property Type : Office/Industrial                Ft Lauderdale, flordia                   Ref# : ACS
Portfolio     :                                                                           Page : 4

                            PROSPECTIVE PRESENT VALUE
               Cash Flow Before Debt Service plus Property Resale
   Discounted Annually (Endpoint on Cash Flow & Resale) over a 10-Year Period


            For the                            P.V. of     P.V. of     P.V. of     P.V. of     P.V. of
Analysis      Year                  Annual    Cash Flow   Cash Flow   Cash Flow   Cash Flow   Cash Flow
 Period      Ending               Cash Flow    @ 10.00%    @ 10.50%    @ 11.00%    @ 11.50%    @ 12.00%
--------    --------             ----------   ---------   ---------   ---------   ---------   ---------
Year  1     Dec-2002               $251,731    $228,846    $227,811    $226,785    $225,768    $224,760
Year  2     Dec-2003                468,913     387,532     384,032     380,580     377,174     373,814
Year  3     Dec-2004                484,066     363,686     358,771     353,945     349,205     344,549
Year  4     Dec-2005                489,627     334,422     328,410     322,532     316,786     311,167
Year  5     Dec-2006                375,294     233,028     227,804     222,719     217,770     212,952
Year  6     Dec-2007                336,950     190,199     185,094     180,147     175,354     170,709
Year  7     Dec-2008                396,678     203,559     197,197     191,064     185,146     179,437
Year  8     Dec-2009                530,791     247,618     238,795     230,324     222,190     214,378
Year  9     Dec-2010                530,333     224,913     215,918     207,320     199,101     191,243
Year 10     Dec-2011                419,560     161,758     154,587     147,763     141,269     135,087
                                 ----------   ---------  ----------  ----------  ----------   ---------
  Total Cash Flow                 4,283,943   2,575,561   2,518,419   2,463,179   2,409,763   2,358,096
  Property Resale @ 10.50% Cap    4,919,378   1,896,633   1,812,539   1,732,529   1,656,386   1,583,908
                                             ----------  ----------  ----------  ----------  ----------
  Total Property Present Value               $4,472,194  $4,330,958  $4,195,708  $4,066,149  $3,942,004
                                             ==========  ==========  ==========  ==========  ==========

  Rounded to Thousands                       $4,472,000  $4,331,000  $4,196,000  $4,066,000  $3,942,000
                                             ==========  ==========  ==========  ==========  ==========

  Per SqFt                                       113.91      110.31      106.86      103.56      100.40


PERCENTAGE VALUE DISTRIBUTION

  Assured Income                                 11.69%      11.94%      12.18%      12.43%      12.67%
  Prospective Income                             45.90%      46.21%      46.53%      46.83%      47.15%
  Prospective Property Resale                    42.41%      41.85%      41.29%      40.74%      40.18%
                                             ==========  ==========  ==========  ==========  ==========
                                                100.00%     100.00%     100.00%     100.00%     100.00%

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Lakeshore Business Center 3                                            Page 53

INTEGRA REALTY RESOURCES                                         RECONCILIATION
--------------------------------------------------------------------------------



     RECONCILIATION

         Reconciliation involves the analysis of alternative value indications to determine a final value conclusion. Reconciliation is required because different value indications result from the use of multiple approaches and within the application of a single approach. The values indicated by our analyses are as follows.

                                                                  LAKESHORE 3
                  COST APPROACH                                   $4,900,000
                  SALES COMPARISON APPROACH                       $4,100,000
                  INCOME CAPITALIZATION APPROACH                  $4,200,000

         The cost approach is most reliable for newer properties that have no significant level of accrued depreciation. The subject was constructed in 2000 and exhibits no accrued depreciation. The subject is not stabilized and will not reach stabilization for 18 months which discounts the use of the cost approach. Finally, purchasers of investment properties such as the subject do not typically rely upon the cost approach. Accordingly, this approach is not relied upon in this analysis. It does, however, provide support for the upper portion of the range indication derived in the income capitalization approach.

         The sales comparison approach is most reliable in an active market when a number of similar properties have recently sold. Because of differences in the various elements of comparison, significant adjustments are required for many of the sales. This detracted from the reliability of this approach and it is used primarily as support for the income capitalization approach.

         The income capitalization approach is often given primary reliance when evaluating investment properties. The value derived in the income capitalization approach is supported by a relatively large quantity of market data regarding rental rates, expenses and capitalization rates, and is considered to be consistent with market indications. An investor is the most likely purchaser of the appraised property and a typical investor would place greatest reliance on the income capitalization approach. For these reasons, the income capitalization approach is given the greatest weight in this analysis.

         Based on the analyses and conclusions in the accompanying report, and subject to the definitions, assumptions, and limiting conditions expressed in this report, it is our opinion that the market value of the leased fee estate of the subject, as of December 31, 2001, is


                                   LAKESHORE 3
                    FOUR MILLION TWO HUNDRED THOUSAND DOLLARS
                                  ($4,200,000)


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



INTEGRA REALTY RESOURCES                                         RECONCILIATION
--------------------------------------------------------------------------------




The preceding value conclusion is subject to the following extraordinary assumptions and limiting conditions.

1. Financing is available to a credit-worthy purchaser for the subject property.

2.     The subject property is environmentally clean.

3. At the client"s request, a market study was not performed. A review of the current market trends was made and is discussed within the highest and best use and in Integra Realty Resources Kentucky-Southern Indiana's opinion meets the market study USPAP requirement.

4. For purpose of the appraisal the physical and economic conditions observed at the time of the inspection December 9, 2001 will be the basis of the valuation and assumed to be reflective as of the December 31, 2001 effective date.

5. The office building was approximately 28% finished as of the date of inspection. The cost for the initial tenant finish has not been subtracted from the "as is" value. The funds necessary for completion of the tenant finish, marketing and leasing commissions have not been subtracted from the value.




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Lakeshore Business Center 3                                            Page 55